UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

YANGTZE RIVER PORT AND LOGISTICS LIMITED

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

27-1636887

(I.R.S. Employer Identification Number)

41 John Street, Suite 2A, New York, NY 10038

(646) 861-3315

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Xiangyao Liu

Chief Executive Officer

41 John Street, Suite 2A, New York, NY 10038

(646) 861-3315

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Benjamin Tan, Esq.

Will Rao, Esq.

Sichenzia Ross Ference Kesner LLP

1185 Avenue of the Americas, 37th Floor,

New York, NY 10036

Telephone (212) 930- 9700

Facsimile (212) 930-9725

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)(2)	Proposed maximum offering price per unit (1)(2)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee (3)
Common Stock, par value $0.0001 per share
Preferred Stock, par value $0.0001 per share
Debt Securities
Warrants
Rights
Units
Total	$300,000,000	-	$300,000,000	$37,350	(4)
(1)

This registration statement covers an indeterminate number of shares of common stock, shares of preferred stock, debt securities, warrants, rights, and units that may be sold by the registrant from time to time, for a maximum aggregate offering price of all securities not to exceed $300,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include an indeterminate amount and number of shares of common stock as may be issued upon exercise of warrants or rights, conversion of preferred stock or debt securities, etc. or pursuant to the anti-dilution provisions of any such securities. The securities registered also include an indeterminate amount and number of shares of preferred stock as may be issued upon exercise of warrants or rights, conversion of debt securities or pursuant to the anti-dilution provisions of any such securities.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
(4)	The registration fee has been previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Yangtze River Port and Logistics Limited (the “Company”) is filing this Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-223788), originally filed on March 20, 2018 and amended on April 24, 2018, for the purpose of furnishing (i) the audited financial statements of Wuhan Economic Development Port Limited (“Wuhan EDP” or “Wuhan Port”) for the fiscal years ended December 31, 2017, 2016 and 2015, (ii) the unaudited financial statements of Wuhan EDP for the quarterly period ended March 31, 2018 and 2017, (iii) the unaudited pro forma financial statements of the Company for the fiscal quarter ended March 31, 2018 and March 31, 2017 and for the fiscal years ended December 31, 2017, 2016 and 2015 (the “Pro Forma Financial Statements”), and (iv) the information under Management’s Discussion and Analysis of Financial Condition and Results of Operations based on the Pro Forma Financial Statements. As previous disclosed, the Company entered into a purchase agreement with the shareholders of Wuhan EDP to acquire all the equity interests of Wuhan EDP (the “Transaction”). The closing of the Transaction is conditioned upon satisfactory due diligence, the completion of auditing of the financial statements of Wuhan EDP, and the approval of relevant regulatory agencies. If the Transaction were to be consummated, the Company will assume the business of Wuhan EDP and cease its current business. There is no assurance that the Transaction will proceed or be consummated presently.

The Pro Forma Financial Statements are prepared as a business combination reflecting the Company’s acquisition of Wuhan EDP as if the acquisition had been completed on January 1, 2015 for statement of income purposes and as if the Company’s acquisition of Wuhan EDP had been completed on March 31, 2018, for balance sheet purposes.

The historical financial information of the Company was derived from the unaudited financial statements of the Company for the three months ended March 31, 2018 and 2017 in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 and the audited financial statements of the Company for the years ended December 31, 2017, 2016 and 2015 were included its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2017. The historical financial information of Wuhan EDP was derived from the unaudited financial statements of Wuhan EDP for the three months ended March 31, 2018 and 2017 and the audited financial statements of Wuhan EDP for the years ended December 31, 2017, 2016 and 2015 are included elsewhere in this Amendment No. 2 to the Registration Statement on Form S-3. This information should be read together with the Company and Wuhan EDP’s audited and unaudited financial statements and related notes, and “Wuhan Economic Development Port Limited - Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this Amendment No. 2 to the Registration Statement on Form S-3.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(Subject to Completion, Dated July 17, 2018)

PROSPECTUS

YANGTZE RIVER PORT AND LOGISTICS LIMITED

$300,000,000

Common Stock, par value $0.0001

Preferred Stock, par value $0.0001

Debt Securities

Warrants

Rights

Units

We may offer and sell up to $300,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

The securities we offer will have an aggregate public offering price of up to $300 million. We will provide specific terms of any offering, including the price to the public of the securities, in supplements to this prospectus. These securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any applicable prospectus supplement and free writing prospectus carefully before you invest in our securities.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution”. We, as applicable, reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds, if applicable, from the sale of securities also will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain more specific information about the offering.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 17 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “YRIV”. On April 20, 2018, the last reported sale price of our common stock on the Nasdaq Global Select Market was $4.02 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated ________, 2018.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $300,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “we,” “our,” “us” and the “Company” in this prospectus, we mean Yangtze River Port and Logistics Limited, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is http://www.yerr.com.cn. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus. We make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 9, 2018.

●	Our Current Report on Form 8-K filed with the SEC on March 6, 2018.

●	Our Current Report on Form 8-K/A (Amendment No. 1) filed with the SEC on February 16, 2018.

●	Our Current Report on Form 8-K filed with the SEC on February 15, 2018.

●	Our Current Report on Form 8-K filed with the SEC on February 14, 2018.

●	Our Current Report on Form 8-K filed with the SEC on February 13, 2018.

●	Our Current Report on Form 8-K filed with the SEC on February 9, 2018.

●	Our Current Report on Form 8-K filed with the SEC on February 9, 2018.

●	The description of our Common Stock contained in the our Registration Statement on Form 8-A filed April 13, 2017 (File No. 001-38062), including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. We will identify all Exchange Act reports filed prior to effectiveness of the registration statement (by type, date and Commission file number) in the first Rule 424(b) prospectus used after effectiveness of the registration statement.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Yangtze River Port and Logistics Limited

41 John St, Suite 2A

New York, NY 10038

(646) 861-3315

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

ABOUT YANGTZE RIVER PORT AND LOGISTICS LIMITED

Overview

Yangtze River Port and Logistics Limited is a Nevada holding corporation. We operate through our wholly-owned subsidiary, Energetic Mind Limited (“Energetic Mind”), a British Virgin Islands corporation, which in turn operates through its wholly-owned subsidiary, Ricofeliz Capital (HK) Limited (“Ricofeliz Capital”), a Hong Kong corporation. Ricofeliz Capital which operates through its wholly-owned subsidiary, Wuhan Yangtze River Newport Logistics Co., Ltd (“Wuhan Newport”), a wholly foreign-owned enterprise incorporated in the People’s Republic of China that primarily engages in the business of real estate and infrastructural development and operating a port logistics center (“Logistics Center”) located in Wuhan, Hubei Province in the People’s Republic of China (“PRC”).

Situated in the middle reaches of the Yangtze River, Wuhan Newport is a large infrastructure development project implemented under China’s latest “One Belt One Road” initiative. We believe that it is strategically positioned in the anticipated “Pilot Free Trade Zone” of the Wuhan Port, an important trading locale for the PRC, the Middle East and Europe. To be fully developed upon completion, the Logistics Center will comprise six operating zones: port operation area, warehouse and distribution area, cold chain logistics area, rail cargo loading area, exhibition area and business related area. The Logistics Center is also expected to provide a number of shipping berths for cargo ships of various sizes. Wuhan Newport expects to provide domestic and foreign businesses direct access to the anticipated Pilot Free Trade Zone in Wuhan. The project will include commercial buildings, professional logistic supply chain centers, direct access to the Yangtze River, Wuhan-Xinjiang-Europe Railway and ground transportation, storage and processing centers, and IT supporting services, among others.

We anticipate that income generated from the use of the warehouses, cargo loading and unloading, railway and highway transportation and logistics services and other logistics supporting services will comprise the main source of our income. It is also expected that income from real estate sales and leasing will be a relatively minor portion of our expected income since we are planning to sell or lease only a small portion of our real estate properties such as office spaces. We will begin construction on the Logistics Center once we are able to raise funds for it.

In the meantime, we have been developing a commercial building project called the Wuhan Centre China Grand Steel Market (Phase 1) Commercial Building (“Phase 1 Project”) located in the south of Hans Road, Wuhan Yangluo Economic Development Zone which covers an approximate construction area of 222,496.6 square meters. We have been financing the Phase 1 Project with bank loans and shareholder advances. The Phase 1 Project comprises 7 buildings, four of which covering 35,350.4 square meters have been completed and three of which covering an approximate area of 57,450.4 square meters are still under construction as of December 31, 2017. We have sold approximately 22,780 square meters of commercial building space.

We plan to use the majority of our real estate properties for the development of our Logistics Center, from which our main source of expected income will be derived.

Wuhan Yangtze River Newport Logistics Center

The Logistics Center will be an extensive complex located in Wuhan Newport Yangluo Port. Wuhan, the capital of the Hubei Province in the People’s Republic of China is a major transportation hub city with access to numerous railways, roads and expressways passing through the city and connecting to major cities in China, as well as other international centers of commerce and business.

The Logistics Center will be on the upper stream of the Yangtze River, and close to the northern base of Wuhan Iron and Steel, China’s first mega-sized iron and steel production complex. The Logistics Center is expected to include a port terminal that will be located approximately 26.5km from the Wuhan Guan and 5.5km from the Yangluo Yangtze River Bridge. The operation area of the port is expected to consist of a riverbank of 1,039 meters with eight 5,000-to-10,000-ton berths, two of which are multi-purpose berths and the other six are general cargo berths. It is designed to be able to handle up to 5,000,000 tons of cargo annually, including up to 100,000 TEU for annual container throughput (including 20,000 TEU in freezer areas), 1,000,000 tons of iron and steel and 3,000,000 tons of general cargo.

Within the Logistics Center, functional areas will be divided into six operating zones: a port operation area, a warehouse and distribution area, a cold chain supply logistics area, a rail cargo loading area, an exhibition area and a business related area. The Logistics Center will also be complemented with container storage areas, multi-functional areas, general storage areas, a multi-functional warehouse and infrastructural development, including new roads, gas stations, parking areas, gas and water pipes, electricity lines and all other facilities and equipment to operate the Logistics Center.

Aside from being situated in the Wuhan Yangluo Comprehensive Bonded Zone, the Yangluo development area is among the third group of China’s Pilot Free Trade Zone (“FTZ”) applicants to submit FTZ applications to the State Council. As of the date hereof, approvals have been granted to Shanghai, Tianjin, Guangdong and Fujian. Corporations within the approved free-trade zones are typically entitled to a series of favorable regulations and policies that could help the businesses grow and succeed.

The Logistics Center is expected to occupy approximately 1,918,000 square meters, for which the construction and development are expected to be completed in three phases in three years and reach its target maximum annual profit by the end of 2022 assuming the entire funding required for construction of the Logistics Center of $1.03 billion is in place by 2021 and the Logistics Center is in operation per our business plan. We have updated our original time-frame and the following table illustrates the anticipated timeframe of our investment and construction progress.

Time	Phase of Investment/Construction	Percentage of Total Anticipated Investment/ Construction (1)	Production Capacity (2)
1st Year (2018)	1st Phase	40%	30%
2nd Year (2019)	2nd Phase	70%	40%
3rd Year (2020)	3rd Phase	100%	60%
4th Year (2021)	Completed	100%	75%
5th Year (2022)	Completed	100%	100%

(1)	The percentage of construction in a certain phase reflects the anticipated contribution of the investment in such particular phase. For example, contribution of 40% of the total investment in Phase 1 will lead to construction of 40% of total value of the Logistics Center.

(2)	The percentage of Production Capacity shows the fraction of the target maximum annual profit to be earned when the Wuhan Project is fully operational. We target to reach its maximum annual profit by the end of 2021 assuming the entire funding required for construction of the Logistics Center of $1.03 billion is in place by 2020 and the Logistics Center is in operation according to our business plan.

Wuhan Newport has signed a twenty-year lease agreement effective April 27, 2015, the maximum number of years permitted by the applicable PRC laws, with rights to renew, at its sole discretion, for another twenty-years, to lease approximately 1,200,000 square meters of land for building logistics warehouses in support of the Logistics Center. The warehouses are expected to be comprised port terminal zones, warehouse logistics zones, cold chain supply zones and railroad loading and unloading zones. The warehouses, once constructed, will connect the port terminal along the Yangtze River and the railway leading to Europe, satisfying the requirement of China’s latest “One Belt, One Road” initiative. It will also be able to support large logistics companies in Wuhan and other nearby provinces which will rent the warehouses, terminals and offices within the Logistics Center.

Logistics Center Highlights:

●	The shipping center will be implemented under China’s latest “One Belt, One Road” initiative to promote the “Yangtze River Economic Belt”;

●	Wuhan Newport is part of the Yangluo port, which is part of the area that is currently seeking approval for status as a “Free-Trade Zone”;

●	Wuhan Newport is part of the “Yangluo Comprehensive Bonded Zone”, which allows the enterprises in the zone to receive certain favorable tax treatments such as export tax rebates and less or free of value-added tax and consumption tax.

Wuhan Economic Development Port Limited

On December 26, 2017, we entered into a purchase agreement (the “Purchase Agreement”) with the shareholders (the “Wuhan Port Shareholders”) of Wuhan Economic Development Port Limited (the “Wuhan Port”) to acquire all the equity interests of Wuhan Port (the “Wuhan Port Acquisition”). In exchange, the Wuhan Shareholders will acquire all the ordinary shares of Energetic Mind and in turn, Ricofeliz Capital, Wuhan Newport and the abovementioned plans for the Logistics Center.

The closing of the transaction, which shall be no later than March 31, 2018 and is conditioned upon satisfactory due diligence, the completion of auditing of the financial statements of Wuhan Port, and the approval of relevant regulatory agencies.

In addition to the exchange of Energetic Mind for Wuhan Port, we will also have to pay RMB 600 million (approximately, US$91 million) to the Wuhan Port Shareholders (“Additional Consideration”). The Additional Consideration is to be paid as follows: (i) a refundable deposit of RMB 30 million upon the issuance of an initial due diligence report and audit and (ii) the remaining RMB 570 million on closing in cash or in the form of a 7% convertible note. Our Board of Directors and majority shareholders have approved this transaction.

Wuhan Port owns all the equity interests in Hubei Taiding Container Port Limited (“Hubei Taiding”) and Wuhan Economic Development Port Logistics Limited (“Wuhan Economic Development”). It has the following major operations: (i) its owns 7,060 meters of the Yangtze River shoreline located in the Hannan District Port, Wuhan City. Currently three berths along the 330 meters of the coastline has been completed and in operation. Additional six berths have been approved by the local government and waiting to be built. Also, more than ten berths are pending approval by the local government; (ii) its owns a total of 1,371,960 square meters of industrial land near the Hannan District Port for the construction of logistics warehouses and supporting office buildings. A warehouse totaling 11,340 square meters has been built and is in operation; (iii) its owns an office building comprising 4,575.7 square meters if office space; and (iv) it has received a registration certificate issued by China Wuhan Customs. The total value of its fixed assets plus intangible assets as of December 31, 2017 was RMB 3 billion, or approximately USD$454M, based on an assessment report issued by a local appraisal company.

If the Wuhan Port Acquisition were to be consummated, we would be divested of our interests in Energetic Mind and correspondingly, our interests in Wuhan Newport and the Logistics Center and will assume the business of Wuhan Port. Accordingly, the Company’s current business will cease following the consummation of the Wuhan Port Acquisition. Conversely, if the Wuhan Port Acquisition were to fail to be consummated, then we shall continue our plans to develop the Logistics Center. For more information about the Company’s business following the Wuhan Port Acquisition, if consummated, please refer to the Financial Statements of Wuhan Economic Development Port Limited and Pro Forma Financial Statements of the Company filed herewith as exhibits 99.1, 99.2 and 99.3, and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The “One Belt, One Road” Initiative.

According to the Vision and Actions on Jointly Building Belt and Road issued by the National Development and Reform Commission, Ministry of Foreign Affairs, and Ministry of Commerce of the People’s Republic of China, with State Council authorization in March 2015, “One Belt, One Road” (the “Initiative”) is a infrastructural development concept initiated by the leaders of the Chinese government in 2013. It refers to the New Silk Road Economic Belt, which will link China with Europe through Central and Western Asia, and the 21st Century Maritime Silk Road, which will connect China with Southeast Asian countries, Africa and Europe through the Pacific and Indian Ocean. Neither the belt, nor the road, follows a designated route, but serves as a conceptual roadmap for China’s plan to expand its presence commercially to the regions outside of the country and strengthen its economic relationships with the nations in these regions.

The “Belt” and the “Road” run through the continents of Asia, Europe and Africa, connecting the vibrant East Asian economic circle on one end and developed European economic circle on the other, and encompassing countries with huge potential for economic development. The Silk Road Economic Belt focuses on bringing together China, Central Asia, Russia and Europe (the Baltic), linking China with the Persian Gulf and the Mediterranean Sea through Central Asia and West Asia, and connecting China with Southeast Asia, South Asia and the countries along the Indian Ocean. The 21st-Century Maritime Silk Road is designed to go from China’s coast to Europe through the South China Sea and the Indian Ocean in one route, and from China’s coast through the South China Sea to the South Pacific in the other.

On land, the Initiative is expected to focus on jointly building a new Eurasian Land Bridge and developing China-Mongolia-Russia, China-Central Asia-West Asia and China-Indochina Peninsula economic corridors by taking advantage of international transport routes, relying on core cities along the Belt and Road and using key economic industrial parks as cooperation platforms. At sea, the Initiative is expected to focus on jointly building smooth, secure and efficient transportation routes connecting major sea ports along the Belt and the Road. The China-Pakistan Economic Corridor and the Bangladesh-China-India-Myanmar Economic Corridor are closely related to the Belt and Road Initiative, and therefore require closer cooperation and greater progress. (Source: http://en.ndrc.gov.cn/newsrelease/201503/t20150330_669367.html; National Development and Reform Commission, Ministry of Foreign Affairs, and Ministry of Commerce of the People’s Republic of China, with State Council authorization).

Corporate History

On December 23, 2009, we were incorporated under the laws of the State of Nevada under the name of “Ciglarette International, Inc.”.

On March 1, 2011, we completed a reverse acquisition transaction through a share exchange with Kirin China Holding, a British Virgin Islands company (“Kirin China”), whereby acquired all of the issued and outstanding shares of Kirin China in exchange for 18,547,297 shares of common stock, which represented approximately 98.4% of the total shares outstanding immediately following the closing of this share exchange (the “First Share Exchange”). Upon consummation of the First Share Exchange, we changed our name to “Kirin International Holding, Inc.” and traded under the symbol “KIRI” on OTC Markets. As a result of the First Share Exchange, Kirin China became a wholly-owned subsidiary. We ceased the smokeless cigarette business and became a holding company, through various controlled entities in the China, engaged in the development and operation of real estate in China. Through Kirin China, we engaged in private real estate development focusing on residential and commercial real estate development in “tier-three” cities in China. Tier-three cities are provincial capital cities with ordinary economic development and prefecture cities with relatively strong economic development.

On December 19, 2015, we entered into certain share exchange agreements with Energetic Mind and all the shareholders of Energetic Mind whereby the Company acquired 100% of the issued and outstanding ordinary shares of Energetic Mind (the “Second Share Exchange”). Pursuant to the terms of the agreements for the Second Share Exchange, in exchange for 100% of the issued and outstanding ordinary shares of Energetic Mind, we agreed to issue to (i) the shareholders of Energetic Mind an aggregate of one hundred fifty-one million (151,000,000) shares of Company’s common stock and (2) a certain related party an additional 8% convertible promissory note in the principal amount of one hundred fifty million dollars ($150,000,000), with a conversion price of $10.00 per share.

On December 31, 2015, we disposed all of our interests in i) Brookhollow Lake, LLC, ii) Newport Property Holding, LLC, iii) Kirin China, iv) Kirin Hopkins Real Estate Group LLC, v) Archway Development Group LLC, vi) Specturm International Enterprise, LLC and vii) wholly-owned subsidiary HHC-6055 Centre Drive LLC. The sale of Kirin China also effectively terminated Company’s contractual relationship with Hebei Zhongding Real Estate Development Co. Ltd and Xingtai Zhongding Jiye Real Estate Development Co., Ltd, both of which are companies formed under the laws of the People’s Republic of China and were deemed Company’s variable interest entities prior to this sale (“Subsidiaries Sale”).

As a result of the Second Share Exchange and the Subsidiaries Sale, the Company currently operates its business solely through its wholly-owned subsidiary Energetic Mind, which is the sole shareholder of Ricofeliz, which engages its business through its wholly-owned subsidiary, Wuhan Newport.

On January 13, 2016, we filed a Certificate of Amendment to our Articles of Incorporation (the “Amendment”) with the Secretary of the State of the State of Nevada, to change our name from “Kirin International Holding, Inc.” to “Yangtze River Development Limited”. Effective January 22, 2016, Company changed its stock symbol from “KIRI” to “YERR”.

The Company, by and among Armada Enterprises GP (“Armada”) and Wight International Construction, LLC (“Wight”), entered into (i) a Contribution, Conveyance and Assumption Agreement (“Contribution Agreement”) dated October 3, 2016, first and second addendums, dated October 3, 2016 and November 30, 2016, respectively, and (ii) an Amended and Restated Limited Liability Company Agreement dated November 16, 2016 (collectively with the Contribution Agreement, the “Agreement”), whereby the Company acquired 100 million preferred B membership units of Wight, which would ultimately convert into 100 million LP units in Armada Enterprises LP. In exchange, the Company issued a $500 million convertible promissory note (“Note”) and 50,000,000 shares of the Company’s common stock to Wight. As a result of the Agreement and the conversion of the Note on November 17, 2016, Wight owned 100,000,000 shares of the Company’s common stock representing 36.73% of the Company’s voting power and the Company owned 100 million preferred B membership units in Wight representing a 62.5% non-voting equity interest in Wight.

Under the terms of the Agreement, at the first closing, Wight was required to provide an aggregate total of $200 million, including $50 million in working capital and $150 million in construction funding (the “Funding”) to the Company, by January 18, 2017. Wight did not provide the Funding on January 18, 2017 and the Company provided to Wight a “Notice of Default and Request for Cure”. Wight proposed to provide $50 million in working capital funding on or before February 15, 2017 and secure $150 million in construction funding on or before March 15, 2017. Wight failed to provide the $50 million in working capital funding as proposed by February 15, 2017. Therefore, the Company, on February 24, 2017 decided to terminate the Agreement for non-performance by Wight. Pursuant to the Agreement, the termination thereof calls for the immediate return of the 100,000,000 shares of common stock issued by the Company to Wight.

On February 27, 2017, the Company issued a “Termination and Demand” letter to Wight which terminated the Agreement with Wight and Armada and demanded the return of the 100,000,000 shares of common stock.

On March 1, 2017, the 100,000,000 shares of the Company’s common stock were canceled and returned by Wight, and were subsequently returned to the Company’s treasury.

The Company reserves the right to pursue any further legal action with respect to Armada’s and Wight’s default under the Agreement.

On April 19, 2017, our common stock commenced trading on the NASDAQ Capital Market under the symbol of “YERR”. On August 18, 2017, our common stock started trading on the NASDAQ Global Select Market under the same symbol.

On February 8, 2018, we filed a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada, to change our name from “Yangtze River Development Limited” to “Yangtze River Port and Logistics Limited” (the “Name Change”). In connection with the Name Change, our trading symbol was changed from “YERR” to “YRIV”.

Organization & Subsidiaries

Upon completion of the Second Share Exchange and Subsidiaries Sale described above in “Corporate History”, we hold 100% of the ordinary shares of our wholly owned subsidiary, Energetic Mind. Energetic Mind in turn operates through its wholly-owned subsidiary, Ricofeliz Capital and Ricofeliz Capital operates through its wholly-owned subsidiary, Wuhan Newport. Wuhan Newport primarily engages in the business of real estate and infrastructural development and operating the Logistics Center.

On January 30, 2018, we incorporated Avenal River Limited in the British Virgin Islands. Avenal River Limited owns all of the shares of Ricofeliz Investment (China) Limited, a Hong Kong company, which in turn owns 100% of the equity interest of Wuhan Yangtze River Newport Trading Limited, a PRC company.

The following diagram illustrates our current corporate structure:

However, if the Wuhan Port Acquisition were to be consummated and Energetic Mind divested to the Wuhan Port Shareholders, our corporate structure will be altered as follows:

Office Complex Project

Taking into consideration the Comprehensive Bonded Zone and Free Trade Zone status of the Logistic Center, Wuhan Newport has obtained the land use rights to own approximately 500,000 square meters of commercial lands on which Wuhan Newport will build a mixed residential and office complex of approximately 700,000 square meters.   As of the date of this Annual Report, mixed-use complex totaling approximately 100,000 square meters have been completed and there are outstanding 600,000 square meters to be constructed in three phases within the next five (5) years.

To support the office complex, a light railway from downtown Wuhan to the complex is undergoing construction, for which the complex will be accessible by two stations along the light railway line. In addition, an expressway along the north shore of the Yangtze River in Wuhan is currently under construction; the completion of the highway is also expected to provide direct ground access between Wuhan city center and the Logistics Center and cut down the commute time to only 20 minutes.

Upon completion of the construction of the office buildings, Wuhan Newport plans to sell half of the complex while leasing out the remaining half for long-term income. It is Company’s goal to recover the initial investment costs through sale of half of the complex and generate a stable return based on rent of the other half complex upon completion of the project.

Transportation and Logistics Services

Taking the regional advantage of the highways, railways and waterways in Yangluo area, We plan to develop a shipping hub with access to all types of cargo transportation and offer complementary services to businesses within this logistics center. We intend to create an efficient, reliable and comprehensive logistics service system by utilizing the third-party service providers with offices within the Logistics Center to provide professional logistics services.

We are currently constructing the port terminal which will be the focal point of the Yangtze River Economic Belt. The Yangtze River riverbank within our properties measures 1,039 meters, where we plan to complete eight cargo berths handling ships ranging from 5,000 to 10,000 tons.

A cargo transportation railway invested by the government has been built next to the Logistic Center. The railway is known as the Wuhan-Xinjiang-Europe (“WXE”) Railway in the Silk Road Economic Zone as it is in the “One Belt, One Road” initiative introduced by the Chinese government. The WXE Freight Train sets out from Wuhan to Xinjiang and finally ends in Mainland Europe. Wuhan Newport’s terminal is therefore an important component of the “Silk Road Economic Belt” under the “One Belt, One Road” framework.

The customs facility at the Yangluo Comprehensive Bonded Area allows cargo vessels ranging from 5,000 to 10,000 tons to set out from Shanghai downstream via the Yangtze River in order to transport “Made in China” commodities to the Pacific Ocean and further to any other ports across the Indian Ocean. In return, transporting commodities from other countries will be shipped directly back to Wuhan and then distributed throughout rest of the Mainland China. Aside from being situated in the Wuhan Yangluo Comprehensive Bonded Zone, the Yangluo development area is amongst the third group of China’s Free-Trade Zone applicants to submit FTZ applications to the State Council through the Wuhan municipal government for approval. Approvals have so far been granted to Shanghai, Tianjin, Guangdong and Fujian. Enterprises within the approved free-trade zones are typically entitled to a series of favorable regulations and policies that could help the businesses grow and succeed.

Cold Chain Logistics Services

A cold chain is a temperature-controlled supply chain. An unbroken cold chain is an uninterrupted series of storage and distribution activities which maintain a given temperature range. It is used to help extend and ensure the shelf life of products such as fresh agricultural produce, seafood and frozen food.

Within the Logistics Center, we will be able to provide extensive storage and processing services to its customers. Meanwhile, a cold chain logistics service system will be established to better help our clients’ processing needs for their frozen foods, meats and other products that need special processing and handling. In addition, we will offer professional services with temperature control, sorting, processing, packaging and delivery to ensure the reliability and safety of the logistics process.

Information Platform

To adapt to the needs of modern logistics service and meet the standards of the industry worldwide, we will establish comprehensive automated management systems, as well as develop an operation system, enquiry system and decision-making systems for all types of business information such as warehouse, storage, trade, distribution and transportation, movable assets supervision and freight forwarding. We plan to launch an integrated and information-sharing platform geared towards the demand of its targeted markets and potential clients.

We will establish a uniform information platform including an internet-based logistics information portal and an e-commerce platform to provide our clients with services such as logistics services tracking, service rating, online operation, electronic transaction, etc. We expect this information portal to be equally reliable for both service providers and their respective clients.

We will also establish an e-commerce system based on the logistics information portal and we will provide clients with many updated services such as online transactions, online payments, online inquiries and business information communication. This will create a comprehensive service system and a business model with high integration of information flow, capital flow, trade flow and goods flow.

Portside Service

We also plan to provide incentives for companies that specialize in IT, production of new material and high-end equipment and manufacturing companies to station nearby the Logistics Center so that these companies can grow with the Logistics Center, leveraging each other’s specialization to serve each other’s business needs.

Logistics Financing

Logistics financing is mainly based on using supplies as collateral to obtain financing for supply chains to improve its overall economic efficiency. Developing an innovative logistics financing is significant because traditionally mortgages or loans are concentrated in real estate and logistics financing provides a lower systematic risk for lenders.

Compared to developed countries, we believe that logistics financing is a rather new field in China. The driving force for logistics financial service in western countries is mainly attributable to financial institutions as opposed to third-party private logistics companies in China who would occasionally provide financing options.

Logistics financial services became a popular investment vehicle among these third-party lenders. However, the business of logistics financing has become more complex for these private lenders to handle as they will need professionals to guide them through the process and thus safeguard their investments.

Even though the history of logistics financing has been relatively short in China, the appetite for this is expected to grow as the Free Trade Zones in Shanghai, Tianjin and soon-to-be Wuhan will likely attract more business and international financial institutions. Logistics financing not only provides businesses with a new alternative to meet their capital needs, but also opens a new channel for commercial banks to reach small and mid-size businesses. While interest income generated from logistics financing transaction is often an important source of income for many multinational logistics companies, companies who are able to provide financing are often the industry leaders. Because logistics financing can be an effective channel for the Company to reach its targeted market, we plan to capture this first-mover advantage when logistics financing is still in its development stage in China.

In light of this market opportunity, we plan to establish and utilize e-commerce platforms to offer online booking, online dealing and online exhibiting services to provide professional transaction services for electronic products, commodity, foods and metals. We also plan to provide comprehensive support services to complement logistics financing. Maritime insurance and training services will be offered within the Logistic Center. We plan to help our clients to raise construction capital through Build-Transfer (“BT”), Build-Operate-Transfer (“BOT”), corporate debt and equity financing. Finally, we plan to collaborate and develop strategic alliances with other logistics or cargo shipping centers around the world.

Sales and Marketing

We plan to sell our properties by forming strategic alliances with CMST Development (Hankou) Co. Ltd. (“CMST-Hankou”), the Shanxi Chamber of Commerce in Hubei (“SCCH”) and the Wuhan Coal Business Association (“WCBA”).

Partnership with CMST

CMST-Hankou is a regional subsidiary of the CMST Development Co. Ltd, which is a state-owned enterprise that principally engages in the logistics and import & export businesses. CMST-Hankou’s core business includes warehouse storage, sale and distribution of commodities, and freight forwarding. Pursuant to the Memorandum of Understanding executed with CMST-Hankou on August 20, 2015, CMST-Hankou has agreed to transfer all of its warehouse storage and processing division, distribution service division and other existing businesses to the premises of the Logistics Center. In addition, CMST-Hankou has agreed to move its warehouse for steel trading business with the Shanghai Future Exchange to the Logistics Center. In consideration, we have agreed to offer CMST-Hankou a 5% discount on all services provided within the Logistics Center, including those within the warehouses, port terminal, and railway operating zones. In addition, CMST-Hankou has agreed to assist the Company with the establishment of an online commodity exchange platform to provide a comprehensive support system through the supply chain and provide necessary personnel to help with the management of the warehouse operations within the Logistics Center. Though at a slight discount, the Company is expected to receive fees based on CMST-Hankou’s large volume of commodities that need to be stored and use of complementary services at the warehouse facilities and operating areas, as well as rental income and/or property sales generated from the office complex. However, the partnership is subject to the terms and conditions of a definitive agreement between CMST-Hankou and the Company. No assurances can be provided at this point that such a definitive agreement will be executed.

Partnership with SCCH

SCCH is a non-profit business coalition with 252 businesses across various industries as members. Pursuant to the Memorandum of Understanding executed with SCCH on July 27, 2015, SCCH has agreed to move its headquarters to the office complex within the Logistics Center by purchasing or leasing certain units. In consideration of a 7% discount to the purchase price of $2,729 per square meter of our properties, approximately 50 businesses within the organization plan to open offices in the Logistics Center and purchase at least 100,000 square meters of space within the office complex. SCCH, on behalf of 50 businesses, also executed a letter of intent to purchase approximately 100,000 square meters of storefront. In addition, because we expect the 50 businesses to have a total annual turnover of commodities of more than 5,000,000 tons, we have agreed to offer members of SCCH a 5% discount on all services provided within the Logistics Center, including those within the warehouses, port terminal, and railway operating zones. However, the partnership is subject to the terms and conditions of a definitive agreement between SCCH and the Company. No assurances can be provided at this point that such a definitive agreement will be executed.

Partnership with WCBA

WCBA is a non-profit business coalition with more than 300 businesses within the coal mining industry as members. Pursuant to the Memorandum of Understanding executed with WCBA on September 17, 2015, WCBA has agreed to move its headquarters to the office complex within the Logistics Center by purchasing or leasing certain units. We have agreed to offer WCBA member businesses a 5% discount to the purchase price of $2,729 per square meter of our properties. In addition, because we expect WCBA members to have a total annual turnover of coal-related commodities of more than 20,000,000 tons and will use the Company’s warehouse storage for at least 3,000,000 tons, we have agreed to offer members of WCBA a 5% discount on all services provided within the Logistics Center, including those within the warehouses, port terminal, and railway operating zones. However, the partnership is subject to the terms and conditions of a definitive agreement between WCBA and the Company. No assurances can be provided at this point that such a definitive agreement will be executed.

Market Opportunity for Logistics Finance

Logistics financing provides financial services such as financing, clearance and insurance to support the logistics industry. It evolves as the logistics industry develops. Not only can logistics financing services improve the service capability and increase the profitability of third party logistics companies; it can also expand financing channels, decrease financing cost and increase the capital efficiency.

The major target clients for logistics finance services are small and medium sized companies, which are an important sector of China’s economy and have great weight in the market. One of the biggest hurdles in the life cycle of these small and medium sized companies is lack of cash flow, which can become the “bottle neck” of their development and prevent progress. The need for logistics financing results from the lack of available credit financing facilities and the difficulty of obtaining financing on the capital markets. Therefore, logistics financing services protect against the financing problems by allowing these small and medium companies to use their raw materials and commodities as collateral to borrow money. Logistics financing increases the liquidity of cash flow, lowers the clearance risks and improves the efficiency of the economic operation. Upon completion of the Logistics Center, we expect to house many small and mid-size logistics companies. The offering of logistics financing will therefore become an important component of the business, as these businesses are expected to have financing needs as they grow their businesses.

Market Overview of Wuhan

Located in the middle reaches of the Yangtze River, Wuhan has been regarded as the gateway to nine provinces nearby. Beijing-Guangzhou Railway and the Yangtze River converge in Wuhan and also Beijing-Jiulong Railway and Beijing-Guangzhou Railway intersect in it, thus forming a railway network linking North China, Southwest China, Central South China and East China. Moreover, Beijing-Zhuhai Expressway and Shanghai-Chengdu Expressway converge in Wuhan and a high-speed railway along the Yangtze River will be completed here soon. Therefore, a “flexible multimodal transportation system” combining expressways, high-speed railways and water transportation on the Yangtze River will give greater prominence to Wuhan’s position of strategic importance as a junction of water and land transportation in China (Source: http://www.maxxelli-blog.com/introduction-to-wuhan/).

Wuhan is the largest inland logistics and cargo distribution center in China, with its service covering approximately a 400 million population in the five neighboring provinces including Hunan, Jiangxi, Anhui, Henan and Sichuan. At present, there are over 10,000 commercial organizations, 105,000 commodity networks, four commercial listed enterprises as well as eight comprehensive shopping centers on the list of China Top 100 Retail Shopping Centers (Source: http://www.maxxelli-blog.com/introduction-to-wuhan/).

China is thoroughly implementing the strategy of coordinated regional development, expanding domestic demand, innovation-driven development and new urbanization, and building a new economic support belt relying on the Yangtze River. As a central city in the central region and the middle reach of the Yangtze River, and the country’s major transportation hub and science and technology base, Wuhan faces multiple overlapping strategic opportunities. Location, transportation, science, education, market and other advantages will be further enhanced and fully released and more quickly transformed into development and competitive advantage (Source: http://www.maxxelli-blog.com/introduction-to-wuhan/).

Wuhan is a major transportation hub of China situated at the midstream of the Yangtze River. Going west alongside the Yangtze, upstream are the cities in Chongqing, Sichuan, Yunnan and Qinghai. Going east downstream are provinces of Hunan, Anhui and Jiangsu, as well as the cities of Nanjing and Shanghai, until finally arriving at the sea. The railway runs north bound to Harbin, westbound to Urumqi, east bound to Shanghai and south bound to the Shenzhen Highway and expressways that stretch in all directions ensuring easy and convenient transportation to all provinces in China. Likewise, Wuhan is largest economic city in central China with an annual GDP beyond 1,000 billion RMB. In 2015, the China State Council introduced and implemented the Midstream Yangtze River City Group Development Plan headed by Wuhan. In fact, the city was once called “The Oriental Chicago” by the US Harper’s Magazine back in 1918.

With the rapid development of inland water shipping in China, logistics and port management industry has grown significantly. Wuhan is one of the major inland water ports in China. In 2014, Wuhan government released an Opinion On Accelerating The Establishment Of Shipping Center In The Middle Reach Of Yangtze River, and indicated that the government will help the Wuhan shipping center to be a well-equipped, surrounding industry developed internationally with a scaled and intelligent inland water shipping center with highly concentrated port and shipping resources . In the Development Plan On Wuhan Logistics Space (2012-2020), Wuhan is strategically positioned as the critical joint of the global supply chain and the logistics transportation hub and information center of China.

However, in Wuhan, logistics for domestic trade operate separately from that for international trade and all resources are scattered and not concentrated enough to form a well-organized and well-managed international supply chain. It is very difficult for Wuhan to realize the synergy of business, logistics, money and information. In addition, a majority of the current logistics companies in Wuhan focus on traditional cargo transportation and storage services. Therefore, there exists an opportunity for an efficient, comprehensive and modern logistics service center to facilitate the channel of both regional and global logistics.

Competitive Advantages

The following factors reflect our advantages over our competitors:

●	Experienced Logistics Management Team. We have a professional team with significant experience in logistics management. Members of the Company’s team have had work experience with well-known logistics management companies in different cities. In addition, the management members are well educated with degrees from top universities such as Huazhong University of Science and Technology, Wuhan University, University of British Columbia and the Chinese Academy of Social Sciences.

●	Encouraging Policy Environment. Under China’s latest “One Belt, One Road” initiative, we are strategically positioned in the anticipated “Pilot Free Trade Zone” of the Wuhan Port, a crucial trading window between China, the Middle East and Europe. In May 2015, the China State Council approved the nation’s economic strategic plan, the Vigorous Development Plan of Yangtze River Economic Belt. The Yangtze River Economic Belt has sharpened the focus on the Wuhan New Port Yangluo Terminal, where the port project that we are currently developing is located.

●	Unique Transportation Network. Wuhan is located in the middle reaches of the Yangtze River, east facing south-eastern coastal economic developed area and west linking north-western raw material base. The distance to metropolitan cities, such as Beijing, Shanghai, Hong Kong and Chongqing are within 1,200 kilometers. As a central city in mainland China, Wuhan is capable of reaching over 30 provinces like Yunnan Province, Henan Province, Sichuan Province, Shanxi Province, Jiangxi Province and Hunan Province and 600 cities and counties in China.

●	Highway: The Logistics Center is in close proximity to the Beijing-Zhuhai expressway, the Shanghai-Chengdu Expressway, and the Jiangbei Expressway.

●	Waterway: The project adjacent to the Yangluo deep-water port, has eight 5,000-ton berths, directly leading to Jianghai. Yangluo Port is the largest national shipping port in Central China and the largest container port in the upper reaches of the Yangtze River. We will be strategically located for international procurement, distribution and delivery.

●	Railway: The Beijing-Guangzhou, Beijing-Kowloon Railway, the Beijing-Guangzhou railway extension line and special railway lines offer direct access to the Logistics Center. The Logistics Center will, through the Jiangbei railway- Xianglushan station, connect all of the domestic railway freight stations, and through the construction of the “Chinese new Europe” railway, throughout the Continent.

●	Airport: 30 kilometers from the Wuhan Tianhe airport.

●	Light-rail transit: By 2018, two light rail stations are expected to be completed next to the Logistics Center, cutting the commute to downtown Wuhan to only 20 minutes.

●	Jiangbei Expressway: After the completion of Jiangbei Expressway, commute by car from downtown Wuhan to the Logistics Centers is expected to be only about 20 minutes.

The following map shows the location of the proposed Logistics Center and surrounding transportation network:

Employees

As of March 9, 2018, we have a total of 20 employees, including our executive officers. The following table sets forth the number of our employees by function as of the same date:

Functional Area	Number of Employees	% of Total
Management	3	15%
Engineer	3	15%
Sales	7	35%
Administrative	3	15%
Property management	1	5%
Accounting	3	15%
Total	20	100%

Our employees are not represented by any collective bargaining agreement and we have never experienced a work stoppage. We believe we have good relations with our employees.

Competition

The real estate and logistics industries in the PRC are both highly competitive. Many of our competitors are well capitalized and have greater financial, marketing, and other resources than we do. Some of our competitors also have larger land banks, greater economies of scale, broader name recognition, a longer track record, and more established relationships in certain markets.

Intellectual Property

Trademark

We are currently applying for trademark protection in China for our Company’s logo and we anticipate that we will be able to obtain the trademark within the next 12 months.

Set forth below is a detailed description of our trademark under application.

Country	Trademark	Application Number	Classes	Our Ref	Status
Mainland China		18367978	39*	TMZC18367978ZCSL01	In process

*	Class 39

Transport; packaging and storage of goods; travel arrangement.

Domain Names

We have added the domain names i) www.yerr.com.cn; ii) www.cjxgwl.com; and iii) www.cjxgwl.cn to the Internet Content Provider License that we currently hold and we have received the updated ICP License covering the foregoing domain name. The ICP record number is 15016982.

Customers/Suppliers

Until the Logistics Center is built and operational, we do not currently have customers or suppliers.

Legal Proceedings

We are currently not involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our common stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

RISK FACTORS

Risks Relating to Our Business

MAJORITY OF OUR BUSINESS, ASSETS AND OPERATIONS ARE LOCATED IN THE PEOPLE’S REPUBLIC OF CHINA.

The majority of our business, assets and operations are located in the People’s Republic of China. The economy of the PRC differs from the economies of most developed countries in many respects. The economy of the PRC has been transitioning from a planned economy to a market-oriented economy. Although in recent years the PRC’s government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the PRC’s government. In addition, the PRC’s government continues to play a significant role in regulating industry by imposing industrial policies. The PRC’s government exercises significant control over the PRC’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Some of these measures benefit the overall economy of the PRC, but may have a negative effect on us.

ACTIONS OF GOVERNMENT OR CHANGE OF POLICIES MAY ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We are at risk from significant and rapid change in the legal systems, regulatory controls, and practices in areas in which we operate. These affect a wide range of areas including the real estate development approval system, employment practices, transportation, cargo storage, logistics, financing and sale of the buildings; our property rights; data protection; environment, health and safety issues; macro-economic policies, central government directions and instructions, China’s Five Year Plan, “One Belt One Road” initiative; and accounting, taxation and stock exchange regulation. Accordingly, changes to, or violation of, these systems, controls or practices could increase costs and have material and adverse impacts on the reputation, performance and financial condition of our development and operation.

IF WE NEED ADDITIONAL CAPITAL TO FUND OUR FUTURE OPERATIONS, WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake ongoing real estate construction or continue to develop and expand the services of our Logistics Center, which may as a result impact our cash flow and we would have to modify our business plans accordingly. We will not be able to fully implement our business plan unless the $1 billion funding (as described in the prospectus summary) is in place by 2021 and we do not have any definitive agreement nor letter of intent for such financing except for this offering.  There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the development of competitive projects undertaken by our competition; and (iii) the level of our investment in construction and development. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we cannot obtain additional funding, we may be required to: (i) limit our operations and expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could have a materially adverse effect on our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving such additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the common stock offered hereof. We cannot give you any assurances that any additional financing will be available to us, or if available, will be on terms favorable to us.

WE HAVE SUSTAINED SIGNIFICANT RECURRING OPERATING LOSSES AND EXPERIENCED NEGATIVE CASH FLOW FOR OPERATIONS SINCE INCEPTION.

We have sustained recurring losses and experienced negative cash flow from operations since inception. Since inception, we have focused on developing and implementing our business plan. As of December 31, 2017, we have generated cumulative losses of approximately $41,238,467 since inception, and we expect to continue to incur losses until 2020.  We believe that our existing cash resources will not be sufficient to sustain operations during the next twelve months. We need to generate revenue and raise funding in order to sustain our operations and continue to implement our business plan. If we are unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms acceptable to us, we would likely be unable to execute upon the business plan or pay expenses as they are incurred, which would have a material, adverse effect on our business, financial condition and results of operations. The amount of future losses and when, if ever, we will achieve profitability are uncertain.

WE BELIEVE THAT WE WILL DERIVE THE MAJORITY OF OUR REVENUE FROM SALES IN THE PRC AND ANY DOWNTURN IN THE CHINESE ECONOMY COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND FINANCIAL CONDITION.

The majority of our revenues are expected to be generated from sales of our properties and services in the PRC and we anticipate that revenue from such sales will continue to represent the substantial portion of our total revenue in the near future. Our sales and earnings can also be affected by changes in the general economy. Our success is influenced by a number of economic factors which affect consumer income, such as employment levels, business conditions, interest rates, oil and gas prices and taxation rates. Adverse changes in these economic factors, among others, may restrict consumer spending, thereby negatively affecting our sales and profitability.

WE ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION THAT COULD CAUSE US TO INCUR SIGNIFICANT LIABILITIES OR RESTRICT OUR BUSINESS ACTIVITIES.

Regulatory requirements could cause us to incur significant liabilities and operating expenses and could restrict our business activities. We are subject to statutes and rules regulating, among other things, certain developmental matters, building and site design, and matters concerning the protection of health and the environment. Our operating expenses may be increased by governmental regulations, such as building permit allocation ordinances and impact and other fees and taxes that may be imposed to defray the cost of providing certain governmental services and improvements. For example, our proposed Wuhan Port Acquisition will require approvals from local State Administration for Industry and Commerce. Any delay or refusal from government agencies to grant us necessary licenses, permits, and approvals could have an adverse effect on our operations or our ability to implement on business plans.

OUR SALES WILL BE AFFECTED IF MORTGAGE FINANCING BECOMES MORE COSTLY OR OTHERWISE BECOMES LESS ATTRACTIVE.

Certain purchasers of our properties are expected to rely on mortgages to finance their purchases. An increase in interest rates may significantly increase the cost of mortgage financing, thus affecting the affordability of our properties. The PRC’s government and commercial banks may also increase the down payment requirement, impose other conditions or otherwise change the regulatory framework in a manner that would make mortgage financing unavailable or unattractive to potential property purchasers. If the availability or attractiveness of mortgage financing is reduced or limited, many of our prospective customers may not be able to purchase our properties and, as a result, our business, liquidity and results of operations could be adversely affected.

THE PRACTICE OF PRE-SELLING PROJECTS MAY EXPOSE US TO SUBSTANTIAL LIABILITIES.

It is common practice by property developers in China to pre-sell properties (while still under construction), which involves certain risks. For example, we may fail to complete a property development that may have been fully or partially pre-sold, which would leave us liable to purchasers of pre-sold units for losses suffered by them without adequate resources to pay the liability if funds have been used on the project. In addition, if a pre-sold property development is not completed on time, the purchasers of pre-sold units may be entitled to compensation for late delivery. If the delay extends beyond a certain period, the purchasers may be entitled to terminate the pre-sale agreement and pursue a claim for damages that exceeds the amount paid and our ability to recoup the resulting liability from future sales.

WE ARE DEPENDENT ON THIRD-PARTY SUBCONTRACTORS, MANUFACTURERS, AND DISTRIBUTORS FOR ALL ARCHITECTURE, ENGINEERING AND CONSTRUCTION SERVICES, AND CONSTRUCTION MATERIALS. A DISCONTINUED SUPPLY OF SUCH SERVICES AND MATERIALS WILL ADVERSELY AFFECT OUR PROJECTS.

We are dependent on third-party subcontractors, manufacturers, and distributors for all architecture, engineering and construction services, and construction materials. A discontinued supply of such services and materials will adversely affect our construction projects and the success of the Company.

WE MAY BE ADVERSELY AFFECTED BY FLUCTUATIONS IN THE PRICE OF RAW MATERIALS AND SELLING PRICES OF OUR PROPERTIES.

The land and raw materials that are used in our projects have experienced significant price fluctuations in the past. There is no assurance that they will not be subject to future price fluctuations or pricing control. The land and raw materials that are used in our projects may experience price volatility caused by events such as market fluctuations or changes in governmental programs. The market price of land and raw materials may also experience significant upward adjustment, if, for instance, there is a material under-supply or over-demand in the market. These price changes may ultimately result in increases in the selling prices of our properties, and may, in turn, adversely affect our sales volume, sales, operating income, and net income.

WE FACE INTENSE COMPETITION FROM OTHER REAL ESTATE DEVELOPERS AND/OR LOGISTICS COMPANIES.

The real estate and logistics industries in the PRC are both highly competitive. Many of our competitors are well capitalized and have greater financial, marketing, and other resources than we do. Some of our competitors also have larger land banks, greater economies of scale, broader name recognition, a longer track record, and more established relationships in certain markets. Competition among property developers may result in increased costs for the acquisition of land for development, increased costs for raw materials, shortages of skilled contractors, oversupply of properties, decrease in property prices in certain parts of the PRC, a slowdown in the rate at which new buildings are approved and/or reviewed by the relevant government authorities and an increase in administrative costs for hiring or retaining qualified personnel, any of which may adversely affect our business and financial condition. Furthermore, property developers that are better capitalized than we are may be more competitive in acquiring land through the auction process. If we cannot respond to changes in market conditions as promptly and effectively as our competitors or effectively compete for land acquisition through the auction systems and acquire other factors of production, our business and financial condition will be adversely affected.

OVER-SUPPLY OF REAL ESTATE PROPERTIES COULD HAVE A MATERIAL ADVERSE AFFECT ON OUR RESULTS OF OPERATIONS.

Most of our assets consist of real estate properties within the premise of our Logistics Center. While our business will primarily revolve around the services provided by the Logistics Center, we expect to sell and/or lease properties to other businesses to generate revenue. Although we expect the value of our real estate properties to appreciate upon Yangluo Port’s obtaining the approval of the “Free Trade Zone” status, risk of property over-supply is increasing in parts of China on a macro-level, where property investment, trading and speculation have become overly active. We are exposed to the risk that in the event of actual or perceived over-supply, property prices may fall drastically, and our revenue and profitability will be adversely affected. If we cannot sell or lease our properties at a favorable price, we may not have the necessary capital resources to fully execute our business plan and therefore our results of operations will be adversely affected.

WE MAY NOT HAVE SUFFICIENT EXPERIENCE AS A COMPANY CONDUCTING STORAGE AND PROCESSING SERVICES, INFORMATION SERVICES AND LOGISTICS FINANCING, OR IN OTHER AREAS REQUIRED FOR THE SUCCESSFUL IMPLEMENTATION OF OUR BUSINESS PLAN.

We may not have sufficient experience as a company in conducting storage and processing services, information services, logistics financing or other areas required for the successful implementation of our business plan.   This may result in the Company experiencing difficulty in adequately operating and growing its business.  If our operating or management abilities consistently perform below expectations, then our business is unlikely to thrive.

WE ARE HEAVILY DEPENDENT UPON THE SERVICES OF EXPERIENCED PERSONNEL WHO POSSESS SKILLS THAT ARE VALUABLE IN OUR INDUSTRY, AND WE MAY HAVE TO ACTIVELY COMPETE FOR THEIR SERVICES.

We are heavily dependent upon our ability to attract, retain and motivate skilled personnel to serve our customers. Many of our personnel possess skills that would be valuable to all companies engaged in our industry. Consequently, we expect that we will have to actively compete for these employees. Some of our competitors may be able to pay our employees more than we are able to pay to retain them. Our ability to profitably operate is substantially dependent upon our ability to locate, hire, train and retain our personnel. There can be no assurance that we will be able to retain our current personnel, or that we will be able to attract and assimilate other personnel in the future. If we are unable to effectively obtain and maintain skilled personnel, the development and quality of our services could be materially impaired.

DEFAULTING ON BANK LOANS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS

We plan to develop a full-service logistics center using the properties we have obtained land-use rights to. To finance the development, part of Company’s properties held for development and land lots under development have been pledged as collateral for financial institution loans. As of December 31, 2017, we have an outstanding loan payable to China Construction Bank totaling $44,211,399. The loan has a maturity date of May 29, 2020. The loan is a floating rate loan whose rate (2017: 6% per annum and 2016: 6% per annum) is set at 5% above the over 5 years base borrowing rate stipulated by the People’s Bank of China.  The secured bank loan with China Construction Bank contains certain protective contractual provisions that limit our activities in order to protect the lender. The risk of default may increase in the event of an economic downturn or due to our failure to successfully execute our business plan. Defaulting on our bank loans could result in loss of our collateralized assets and cause a material adverse effect on our results of operations.

WE HAVE LIMITED INSURANCE COVERAGE AGAINST DAMAGES OR LOSS WE MIGHT SUFFER.

We do not carry business interruption insurance and therefore any business disruption or natural disaster could result in substantial damages or losses to us. In addition, there are certain types of losses (such as losses from forces of nature) that are generally not insured because either they are uninsurable or insurance cannot be obtained on commercially reasonable terms. Should an uninsured loss or a loss in excess of insured limits occur, our business could be materially adversely affected. If we were to suffer any losses or damages to our properties, our business, financial condition and results of operations would be materially and adversely affected.

OUR OPERATING COMPANIES MUST COMPLY WITH ENVIRONMENTAL PROTECTION LAWS THAT COULD ADVERSELY AFFECT OUR PROFITABILITY.

We are required to comply with the environmental protection laws and regulations promulgated by the national and local governments of the PRC. Some of these regulations govern the level of fees payable to government entities providing environmental protection services and the prescribed standards relating to construction. Although construction technologies allow us to efficiently control the level of pollution resulting from our construction process, due to the nature of our business, wastes are unavoidably generated in the process. If we fail to comply with any of the environmental laws and regulations of the PRC, depending on the type and severity of the violation, we may be subject to, among other things, warnings from relevant authorities, imposition of fines, specific performance and/or criminal liability, forfeiture of profits made, or an order to close down our business operations and suspension of relevant permits.

THE OPERATING HISTORIES OF OUR OPERATING COMPANIES MAY NOT SERVE AS ADEQUATE BASES TO JUDGE OUR FUTURE PROSPECTS AND RESULTS OF OPERATIONS.

The operating history of Wuhan Newport may not provide a meaningful basis for evaluating our business following consummation of the Second Share Exchange. We cannot guarantee that we can achieve profitability or that we will have net profit in the future. We will encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

●	obtain sufficient working capital to support our development and construction;

●	manage our expanding operations and continue to meet customers’ demands;

●	maintain adequate control of our expenses allowing us to realize anticipated income growth;

●	implement, adapt and modify our property development, sales, and business strategies as needed;

●	successfully integrate any future acquisitions; and

●

anticipate and adapt to changing conditions in the real estate industry resulting from changes in government regulations, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of the foregoing risks, our business may be materially and adversely affected.

WE MAY NOT BE ABLE TO SUCCESSFULLY EXECUTE OUR BUSINESS STRATEGY, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND RESULTS OF OPERATIONS.

Since China is a large and diverse market, consumer trends and demands can vary significantly by region and Wuhan Newport’s experience in the markets in which it currently operates may not be applicable in other parts of China. As a result, we may not be able to leverage Wuhan Newport’s experience to fully execute our business strategy and plan. When we enter new markets, we may face intense competition from companies with greater experience or a more established presence in the targeted geographical areas or from other companies with similar business strategies. Therefore, we may not be able to adequately grow our sales due to intense competitive pressures and/or the substantial costs involved.

OUR FAILURE TO EFFECTIVELY MANAGE GROWTH MAY CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE AT THE LEVELS WE EXPECT.

In order to maximize potential growth in Wuhan Newport’s current and potential markets, we believe that we must be able to sell our properties and obtain clients to use the services provided by our Logistics Center to ensure the sustainable development capability of the Company and to maintain our operations. This strategy may place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to effectively manage our operations could prevent us from generating the revenues we expect and therefore have a material adverse effect on the results of our operations.

WE MAY NEED ADDITIONAL EMPLOYEES TO MEET OUR OPERATIONAL NEEDS.

Our future success also depends upon our ability to attract and retain highly qualified personnel. We may need to hire additional managers and employees with industry experience from time to time, and our success will be highly dependent on our ability to attract and retain skilled management personnel and other employees. There can be no assurance that we will be able to attract or retain highly qualified personnel. Competition for skilled personnel in the real estate and logistics industries is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

WE WILL INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH UNITED STATES CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We will incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract or retain qualified individuals to serve on our board of directors or as executive officers. We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

WE HAVE IDENTIFIED MATERIAL WEAKNESSES IN OUR INTERNAL CONTROL OVER FINANCIAL REPORTING WHICH HAVE RESULTED IN MATERIAL MISSTATEMENTS IN OUR PREVIOUSLY ISSUED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015 AND 2016.

We have concluded that there are material weaknesses in our internal control over financial reporting for the fiscal year ended December 31, 2015, as we did not maintain effective controls over the selection and application of GAAP related to classification of capital transactions. Specifically, the members of our management team with the requisite level of accounting knowledge, experience and training commensurate with our financial reporting requirements did not analyze certain accounting issues at the level of detail required to ensure the proper application of GAAP in certain circumstances. These material weaknesses resulted in the restatement of our financial statements for the year ended December 31, 2015. Our management concluded that the Company’s previously issued financial statements for the year ended December 31, 2015 should no longer be relied upon. In light of the errors, management re-evaluated its assessment of our disclosure controls and procedures and internal control over financial reporting as of December 31, 2015 and concluded each was ineffective as of December 31, 2015.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected and corrected on a timely basis.

Management identified the following material weaknesses in its assessment of the effectiveness of internal control over financial reporting as of December 31, 2015:

●	Lack of adequate policies and procedures in internal audit function, which resulted in: (1) lack of communication between the internal audit department and the Audit Committee and the Board of Directors; (2) insufficient internal audit work to ensure that the Company’s policies and procedures have been carried out as planned;

●	Lack of sufficient full-time accounting staff in our accounting department that have experience and knowledge in identifying and resolving complex accounting issues under U.S. Generally Accepted Accounting Principles (“GAAP”); and

●	Lack of sufficient accounting personnel which would provide segregation of duties within our internal control procedures to support the accurate reporting of our financial results.

In addition to the above, management also identified the following material weaknesses in its assessment of the effectiveness of internal control over financial reporting as of December 31, 2016:

●	Lack of sufficient full-time accounting staff in our accounting department that have experience and knowledge in identifying and resolving complex accounting issues under U.S. Generally Accepted Accounting Principles (“GAAP”); The weakness resulted in the restatement of consolidated balance sheet and consolidated income statement to treat an extinguishment transaction between related entities as a capital transaction in the Form 10-K for the year ended December 31, 2015, and such weakness had not been fully remediated as of December 31, 2016;

●	Lack of sufficient accounting personnel which would provide segregation of duties within our internal control procedures to support the accurate reporting of our financial results. The weakness resulted in the amendment and additions of the disclosure of real estate properties and land lots under development in the Form 10-K for the year ended December 31, 2015, and such weakness had not been fully remediated as of December 31, 2016.

Any actions we have taken or may take to address the material weaknesses we had for the fiscal years ended December 31, 2015 and 2016 are subject to continued management review supported by testing, as well as oversight by the Audit Committee of our Board of Directors. Although we believe that the steps we have taken sufficiently remediate the material weaknesses we had for the fiscal years ended December 31, 2015 and 2016, we cannot assure you that these material weaknesses will not occur in the future and that we will be able to remediate such weaknesses in a timely manner, which could impair our ability to accurately and timely report our financial position, results of operations or cash flows. If our remedial measures are again insufficient to address the material weaknesses, or if additional material weaknesses or significant deficiencies in our internal control over financial reporting are discovered or occur in the future, our consolidated financial statements may contain material misstatements and we could be required to further restate our financial results. In addition, if we are unable to successfully remediate the material weaknesses in our internal controls or if we are unable to produce accurate and timely financial statements, our stock price may be adversely affected and we may be unable to maintain compliance with applicable stock exchange listing requirements.

OUR CERTIFICATES, PERMITS, AND LICENSES RELATED TO OUR OPERATIONS ARE SUBJECT TO GOVERNMENTAL CONTROL AND RENEWAL, AND FAILURE TO OBTAIN OR RENEW SUCH CERTIFICATES, PERMITS, AND LICENSES WILL CAUSE ALL OR PART OF OUR OPERATIONS TO BE TERMINATED.

Our operations require licenses, permits and, in some cases, renewals of these licenses and permits from various governmental authorities in the PRC. Our ability to obtain, maintain, or renew such licenses and permits on acceptable terms is subject to change, as are, among other things, the regulations and policies of applicable governmental authorities.

If our land use permits are revoked or suspended or we are unable to renew the permits for any reason, we cannot assure you that our business operations will not be stopped and, accordingly, our financial performance would be adversely affected.

IF THE LEGALITY OR VALIDITY OF OUR LEASE OF THE COLLECTIVE-OWNED LAND USE RIGHTS IS CHALLENGED, THERE MAY BE DISRUPTION TO THE DEVELOPMENT OF THE LAND AND SUCH DISRUPTION COULD HAVE A MATERIALLY ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

We leased collective-owned land use rights from the Chunfeng Villagers’ Committees. The right to operate and manage such land is vested in the relevant local villagers’ committee or rural collective leadership who are allowed to divide the land into parcels and contracts the rights to operate such parcels of land to individual farmer households or, subject to the approval of local governments and the requisite vote of the farmer households, to any entity or person outside that village or rural collective.

Any change in law and the administrative system could render our lease unenforceable. According to the PRC Law on Land Administration, all lands in the PRC are either state-owned or collectively owned. Generally, lands in the urban areas of a city or town are state-owned, whereas lands in the rural areas of a city or town and all rural lands are, unless otherwise specified by law, collectively owned. When required, the state has the right to reclaim the collectively owned lands in accordance with law if such reclaim is beneficial to the public.

Additionally, the lease may subject to the preemptive rights of other farmers in the same village or rural collective. If the preemptive rights are not exercised within two months from the date on which we start using the parcels of land, it is very likely that the PRC courts will not enforce such preemptive rights. As of the date of this prospectus, two months or more have passed since we started using the land we leased from Chunfeng villagers’ committee and we have not received any claim from person purporting to assert the pre-emption rights.

If the legality or validity of our leases become subject to disputes or challenges, we may need to suspend at least part of our constructions on the respective land areas. We may incur costs and losses if we are required to remove our improvements, such as buildings and facilities that we have constructed or purchased. We could also lose our rights to use the land and our business, financial condition and results of operations could be materially and adversely affected.

OUR FACILITIES MAY BE AFFECTED BY FIRE OR NATURAL CALAMITIES. OUR OPERATIONS ARE ALSO SUBJECT TO THE RISK OF POWER OUTAGES, EQUIPMENT FAILURES OR LABOR DISTURBANCES AND OTHER BUSINESS INTERRUPTIONS. WE HAVE LIMITED INSURANCE COVERAGE AND DO NOT CARRY ANY BUSINESS INTERRUPTION INSURANCE.

A fire, floods or other natural calamity may result in significant damage to our facilities. Our operations are subject to risks of various business interruptions, including power outages, equipment failures or disturbances from labor unrest. If we are unable to obtain timely replacements of damaged equipment, or if we are unable to find an acceptable general contractor to repair our facilities damaged by a catastrophic event, then major disruptions to our operations would result, which would have significant adverse effect on our operations and financial results. Our property insurance may not be sufficient to cover damages to our facilities, and we do not carry any business interruption insurance covering lost profits as a result of the disruption to our operations.

Risks Relating to Doing Business in China

IF OUR LAND USE RIGHTS ARE REVOKED, WE WOULD HAVE NO OPERATIONAL CAPABILITIES.

Under the PRC law, land is owned by the state or rural collective economic organizations. The state issues to tenants the rights to use property. Use rights can be revoked and the tenants may be forced to vacate at any time when redevelopment of the land is in the public interest. The public interest rationale is interpreted quite broadly and the process of land appropriation may be less than transparent. If this happens, we may be forced to (i) delay the construction of commercial facilities or (ii) curtail or cease construction on that land. We relied on these land use rights as the cornerstone of our operations, and the loss of such rights would have a material adverse effect on our business and results of operation.

IN THE EVENT THE ACQUISITION OF WUHAN NEWPORT BY RICOFELIZ REQUIRES MOFCOM’S APPROVAL AND WE ARE NOT ABLE TO OBTAIN SUCH APPROVAL, THE ACQUISITION MAY BE UNWOUND.

On August 8, 2006, the PRC Ministry of Commerce (“MOFCOM”), the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission and the State Administration of Foreign Exchange jointly promulgated the Provisions on the Acquisition of Domestic Enterprises by Foreign Investors (the “M&A Rules”), as amended by the Ministry of Commerce of the PRC on June 22, 2009. The M&A Rules require that a merger and acquisition of a domestic company with a “related party relationship” by a domestic company, enterprise or natural person in the name of an overseas company legitimately incorporated or controlled by the domestic company, enterprise or natural person shall be subject to examination and approval by MOFCOM. However, there is no definition or explanation of what constitutes a “related party relationship” in the M&A Rules, and, as a result, we are uncertain as to the interpretation of the M&A Rules with regard to the existing relationship between Mr. Xiangyao Liu, Ricofeliz and Wuhan Newport at the moment immediately before the acquisition of Wuhan Newport by Ricofeliz. If such relationship is considered as a “related party relationship”, the acquisition of Wuhan Newport by Ricofeliz, which has been approved by the local Wuhan Bureau of MOFCOM, may be subject to the approval of the national MOFCOM. Although M&A Rules have been effective since September 2006, we are not aware of any precedent for approval by MOFCOM of any related party acquisition conducted by PRC domestic individuals.    Since there is no clear guidance under the M&A Rules, it is difficult to determine whether MOFCOM or other PRC regulatory agencies would consider such approval necessary and, if so, whether we would be able to obtain MOFCOM approval, or if we fail to obtain such approval, what would be the consequence of such failure. Failure to obtain MOFCOM’s approval may result in regulatory actions or other sanctions (including administrative order to unwind the acquisition) from MOFCOM or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from our financing, investment, or operating activities into the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects.

WE MAY NOT COMPLETE THE ACQUISITION OF WUHAN ECONOMIC DEVELOPMENT PORT LIMITED AS THE CLOSING OF THE ACQUISITION IS SUBJECT TO CLOSING CONDITIONS

On December 26, 2017, the Company entered into an agreement with shareholders holding 100% of the equity interest of Wuhan Economic Development Port Limited (the “Acquiree”). Our future growth is likely to depend to some degree on our ability to successfully acquire the Acquiree. Although we currently expect the acquisition to close before April 30, 2018, subject to customary closing conditions, including satisfaction of due diligence by both parties, the completion of auditing of the financial statements of the Acquiree, and the approval of relevant regulatory agencies, there can be no assurance that the acquisition will be completed in accordance with the anticipating timing or at all. If the acquisition is not completed on a timely basis, or at all, the Company’s business and future growth may be adversely affected.

LABOR LAWS IN THE PRC MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

On June 29, 2007, the PRC’s government promulgated the Labor Contract Law of the PRC, which became effective on January 1, 2008. The Labor Contract Law imposes greater liabilities on employers and significantly affects the cost of an employer’s decision to reduce its workforce. Further, the law requires certain terminations be based upon seniority and not merit. In the event that we decide to significantly change or decrease our workforce, the Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost-effective manner, thus materially and adversely affecting our financial condition and results of operations.

WE MAY BE EXPOSED TO LIABILITIES UNDER THE FOREIGN CORRUPT PRACTICES ACT AND CHINESE ANTI-CORRUPTION LAW.

We are subject to the U.S. Foreign Corrupt Practices Act (“FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations, agreements with third parties, and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees or consultants of our Company, because these parties are not always subject to our control. We are in the process of implementing an anticorruption program, which will prohibit the offering or giving of anything of value to foreign officials, directly or indirectly, for the purpose of obtaining or retaining business. The anticorruption program also requires that clauses mandating compliance with our policy be included in all contracts with foreign sales agents, sales consultants and distributors and that they certify their compliance with our policy annually. It further requires that all hospitality involving promotion of sales to foreign governments and government-owned or controlled entities be in accordance with specified guidelines. In the meantime, we believe to date we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption laws.  However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants and/or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

UNCERTAINTIES WITH RESPECT TO THE PRC’S LEGAL SYSTEM COULD ADVERSELY AFFECT US.

We conduct a substantial amount of our business through our subsidiary in China. Our operations in China are governed by PRC laws and regulations. Our PRC subsidiary is generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because some of these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

GOVERNMENTAL CONTROL OF CURRENCY CONVERSION MAY AFFECT THE VALUE OF YOUR INVESTMENT.

The PRC government imposes controls on the convertibility of the Renminbi, or “RMB” into foreign currencies and, in certain cases, the remittance of currency out of China. We receive some revenue and incur some expenses in U.S. dollars but incur other expenses primarily in RMB. Although our main business is based in mainland China or based in Hong Kong with Chinese operating subsidiaries, some of our business may require us to use U.S. dollars. We choose quotations based on price competitiveness.

Under our current corporate structure, our income is primarily derived from dividend payments from our PRC subsidiary. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiary to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also, at its discretion, restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our security-holders.

WE ARE A HOLDING COMPANY AND WE RELY ON FUNDING FOR DIVIDEND PAYMENTS FROM OUR SUBSIDIARIES, WHICH ARE SUBJECT TO RESTRICTIONS UNDER PRC LAWS.

We are a holding company incorporated in Nevada and we operate our core businesses through our subsidiary in the PRC. Therefore, the availability of funds for us to pay dividends to our shareholders and to service our indebtedness depends upon dividends received from such PRC subsidiary. If our subsidiary incurs debt or losses, its ability to pay dividends or other distributions to us may be impaired. As a result, our ability to pay dividends and to repay our indebtedness will be restricted. PRC laws require that dividends be paid only out of the after-tax profit of our PRC subsidiary calculated according to PRC accounting principles, which differ in many aspects from generally accepted accounting principles in other jurisdictions. PRC laws also require enterprises established in the PRC to set aside part of their after-tax profits as statutory reserves. These statutory reserves are not available for distribution as cash dividends. In addition, restrictive covenants in bank credit facilities or other agreements that we or our subsidiary may enter into in the future may also restrict the ability of our subsidiary to pay dividends to us. These restrictions on the availability of our funding may impact our ability to pay dividends to our shareholders and to service our indebtedness.

OUR BUSINESS MAY BE MATERIALLY AND ADVERSELY AFFECTED IF OUR PRC SUBSIDIARY DECLARES BANKRUPTCY OR BECOMES SUBJECT TO A DISSOLUTION OR LIQUIDATION PROCEEDING.

The Enterprise Bankruptcy Law of the PRC, or the Bankruptcy Law, came into effect on June 1, 2007. The Bankruptcy Law provides that an enterprise will be liquidated if the enterprise fails to settle its debts as and when they fall due and if the enterprise’s assets are, or are demonstrably, insufficient to clear such debts.

Our PRC subsidiary hold certain assets that are important to our business operations. If our PRC subsidiary undergoes a voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

According to the SAFE’s Notice of the State Administration of Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, effective on December 17, 2012, and the Provisions for Administration of Foreign Exchange Relating to Inbound Direct Investment by Foreign Investors, effective May 13, 2013, if our PRC subsidiary undergoes a voluntary or involuntary liquidation proceeding, prior approval from the SAFE for remittance of foreign exchange to our shareholders abroad is no longer required, but we still need to conduct a registration process with the SAFE local branch. It is not clear whether “registration” is a mere formality or involves the kind of substantive review process undertaken by SAFE and its relevant branches in the past.

FLUCTUATIONS IN EXCHANGE RATES COULD ADVERSELY AFFECT OUR BUSINESS AND THE VALUE OF OUR SECURITIES.

Changes in the value of the RMB against the U.S. dollar, Euro and other foreign currencies are affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of the RMB may have a material adverse effect on our revenue and financial condition, and the value of, and any dividends payable on our shares in U.S. dollar terms. For example, to the extent that we need to convert U.S. dollars we receive from any capital raises into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of paying dividends on our common stock or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future, PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

IF WE BECOME DIRECTLY SUBJECT TO THE RECENT SCRUTINY, CRITICISM AND NEGATIVE PUBLICITY INVOLVING U.S.-LISTED CHINESE COMPANIES, WE MAY HAVE TO EXPEND SIGNIFICANT RESOURCES TO INVESTIGATE AND RESOLVE THE MATTER WHICH COULD HARM OUR BUSINESS OPERATIONSAND OUR REPUTATION AND COULD RESULT IN A LOSS OF YOUR INVESTMENT IN OUR SHARES, ESPECIALLY IF SUCH MATTER CANNOT BE ADDRESSED AND RESOLVED FAVORABLY.

Recently, U.S. public companies that have substantially all of their operations in the PRC, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in some cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our Company and our business .. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our Company and business operations will be severely hampered and your investment in our shares could be rendered worthless.

CERTAIN POLITICAL AND ECONOMIC CONSIDERATIONS RELATING TO THE PRC COULD ADVERSELY AFFECT OUR COMPANY.

While the PRC’s government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC’s economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC’s government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC’s government are unprecedented or experimental, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC’s economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of restrictions on currency conversion in addition to those described below.

SINCE MOST OF OUR ASSETS ARE LOCATED IN PRC, ANY DIVIDENDS OF PROCEEDS FROM LIQUIDATION WILL BE SUBJECT TO THE APPROVAL OF THE RELEVANT CHINESE GOVERNMENT AGENCIES.

Our operating assets are located inside the PRC. Under the laws governing Foreign Invested Enterprise (“FIE”) in the PRC, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividends of proceeds from liquidation will be paid through Wuhan Newport, our PRC subsidiary, which is subject to the decision of the Board of Directors and subject to foreign exchange rules governing such repatriation. Any liquidation of a FIE is subject to the relevant commerce authority’s approval, registration in relevant Administration for Industry and Commerce and supervision as well as the foreign exchange control. Though the dividends of proceeds from liquidation can be remitted out of China to the investor after they have been approved by the commerce authority and SAFE, we cannot assure that we can always obtain such approvals. This may generate additional risk for our investors in case of dividend payment and liquidation.

IT MAY BE DIFFICULT TO EFFECT SERVICE OF PROCESS AND ENFORCEMENT OF LEGAL JUDGMENTS UPON OUR COMPANY AND OUR OFFICERS AND DIRECTORS BECAUSE THEY RESIDE OUTSIDE THE UNITED STATES.

As our operations are based in the PRC and a majority of our directors and officers reside in the PRC, service of process on the Company and such foreign directors and officers may be difficult to effect within the United States. Also, our main assets are located in the PRC and any judgment obtained in the United States against us may not be enforceable outside the United States.

THE CHINESE GOVERNMENT EXERTS SUBSTANTIAL INFLUENCE OVER THE MANNER IN WHICH WE MUST CONDUCT OUR BUSINESS ACTIVITIES.

We are dependent on our relationship with the local government in the provinces in which we operate our business. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in the PRC may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that Wuhan Newport’s operations in the PRC are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Future inflation in China may inhibit our ability to conduct business in the PRC. In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our properties rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and services.

OUR SALES AND OPERATING REVENUE COULD DECLINE DUE TO MACRO-ECONOMIC AND OTHER FACTORS OUTSIDE OF OUR CONTROL, SUCH AS CHANGES IN CLIENT CONFIDENCE AND DECLINES IN EMPLOYMENT LEVELS.

The real estate and logistics markets in the PRC are susceptible to fluctuations in economic conditions. Our business substantially depends on the prevailing economic conditions in the PRC. Changes in national and regional economic conditions, as well as local economic conditions where we conduct our operations, may result in more caution on the part of market participants and consequently fewer purchases. These economic uncertainties involve, among other things, conditions of supply and demand in local markets and changes in client confidence and income, employment levels, and government regulations. These risks and uncertainties could periodically have an adverse effect on consumer demand for and the pricing of our properties, which could cause our operating revenue to decline. A reduction in our revenue could in turn negatively affect the market price of our securities.

LIMITATIONS ON CHINESE ECONOMIC MARKET REFORMS MAY DISCOURAGE FOREIGN INVESTMENT IN CHINESE BUSINESSES.

The value of investments in Chinese businesses could be adversely affected by political, economic and social uncertainties in China. The economic reforms introduced in China in recent years are regarded by China’s national government as a way to introduce economic market forces into China. Given the overriding desire of the national government leadership to maintain stability in China amid rapid social and economic changes in the country, the economic market reforms of recent years could be slowed, or even reversed.

PRC REGULATIONS RELATING TO THE ESTABLISHMENT OF OFFSHORE SPECIAL PURPOSE COMPANIES BY PRC RESIDENTS MAY SUBJECT OUR PRC RESIDENT SHAREHOLDERS TO PENALTIES AND LIMIT OUR ABILITY TO INJECT CAPITAL INTO OUR PRC SUBSIDIARY, LIMIT OUR PRC SUBSIDIARY’S ABILITY TO DISTRIBUTE PROFITS TO US, OR OTHERWISE ADVERSELY AFFECT US.

The SAFE promulgated the Notice on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or Notice 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to material change of capitalization or structure of the PRC resident itself (such as capital increase, capital reduction, share transfer or exchange, merger or spin off). As of November 21, 2016, Mr. Xiangyao Liu, Mr. Linyu Chen and Mr. Long Zhao who are Chinese residents have completed the registration with SAFE under this Notice.

THE CHINESE GOVERNMENT EXERTS SUBSTANTIAL INFLUENCE OVER THE MANNER IN WHICH WE MUST CONDUCT OUR BUSINESS ACTIVITIES.

We are dependent on our relationship with the local government in the provinces in which we operate our business. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in the PRC may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that Wuhan Newport’s operations in the PRC are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Future inflation in China may inhibit our ability to conduct business in the PRC. In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our properties rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and services.

OUR SALES AND OPERATING REVENUE COULD DECLINE DUE TO MACRO-ECONOMIC AND OTHER FACTORS OUTSIDE OF OUR CONTROL, SUCH AS CHANGES IN CLIENT CONFIDENCE AND DECLINES IN EMPLOYMENT LEVELS.

The real estate and logistics markets in the PRC are susceptible to fluctuations in economic conditions. Our business substantially depends on the prevailing economic conditions in the PRC. Changes in national and regional economic conditions, as well as local economic conditions where we conduct our operations, may result in more caution on the part of market participants and consequently fewer purchases. These economic uncertainties involve, among other things, conditions of supply and demand in local markets and changes in client confidence and income, employment levels, and government regulations. These risks and uncertainties could periodically have an adverse effect on consumer demand for and the pricing of our properties, which could cause our operating revenue to decline. A reduction in our revenue could in turn negatively affect the market price of our securities.

LIMITATIONS ON CHINESE ECONOMIC MARKET REFORMS MAY DISCOURAGE FOREIGN INVESTMENT IN CHINESE BUSINESSES.

The value of investments in Chinese businesses could be adversely affected by political, economic and social uncertainties in China. The economic reforms introduced in China in recent years are regarded by China’s national government as a way to introduce economic market forces into China. Given the overriding desire of the national government leadership to maintain stability in China amid rapid social and economic changes in the country, the economic market reforms of recent years could be slowed, or even reversed.

PRC REGULATIONS RELATING TO THE ESTABLISHMENT OF OFFSHORE SPECIAL PURPOSE COMPANIES BY PRC RESIDENTS MAY SUBJECT OUR PRC RESIDENT SHAREHOLDERS TO PENALTIES AND LIMIT OUR ABILITY TO INJECT CAPITAL INTO OUR PRC SUBSIDIARY, LIMIT OUR PRC SUBSIDIARY’S ABILITY TO DISTRIBUTE PROFITS TO US, OR OTHERWISE ADVERSELY AFFECT US.

The SAFE promulgated the Notice on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or Notice 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to material change of capitalization or structure of the PRC resident itself (such as capital increase, capital reduction, share transfer or exchange, merger or spin off). As of November 21, 2016, Mr. Xiangyao Liu, Mr. Linyu Chen and Mr. Long Zhao who are Chinese residents have completed the registration with SAFE under this Notice.

FAILURE TO COMPLY WITH THE INDIVIDUAL FOREIGN EXCHANGE RULES RELATING TO THE OVERSEAS DIRECT INVESTMENT OR THE ENGAGEMENT IN THE ISSUANCE OR TRADING OF SECURITIES OVERSEAS BY OUR PRC RESIDENT STOCKHOLDERS MAY SUBJECT SUCH STOCKHOLDERS TO FINES OR OTHER LIABILITIES.

Other than Notice 37, our ability to conduct foreign exchange activities in the PRC may be subject to the interpretation and enforcement of the Implementation Rules of the Administrative Measures for Individual Foreign Exchange promulgated by SAFE in January 2007 (as amended and supplemented, the “Individual Foreign Exchange Rules”). Under the Individual Foreign Exchange Rules, any PRC individual seeking to make a direct investment overseas or engage in the issuance or trading of negotiable securities or derivatives overseas must make the appropriate registrations in accordance with SAFE provisions. PRC individuals who fail to make such registrations may be subject to warnings, fines or other liabilities.

We may not be fully informed of the identities of all our beneficial owners who are PRC residents. For example, because the investment in or trading of our shares will happen in an overseas public or secondary market where shares are often held with brokers in brokerage accounts, it is unlikely that we will know the identity of all of our beneficial owners who are PRC residents. Furthermore, we have no control over any of our future beneficial owners and we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the Individual Foreign Exchange Rules.

It is uncertain how the Individual Foreign Exchange Rules will be interpreted or enforced and whether such interpretation or enforcement will affect our ability to conduct foreign exchange transactions. Because of this uncertainty, we cannot be sure whether the failure by any of our PRC resident stockholders to make the required registration will subject our PRC subsidiaries to fines or legal sanctions on their operations, delay or restriction on repatriation of proceeds of any capital raise into the PRC, restriction on remittance of dividends or other punitive actions that would have a material adverse effect on our business, results of operations and financial condition.

PRC REGULATIONS RELATING TO ACQUISITIONS OF PRC COMPANIES BY FOREIGN ENTITIES MAY LIMIT OUR ABILITY TO ACQUIRE PRC COMPANIES AND ADVERSELY AFFECT THE IMPLEMENTATION OF OUR ACQUISITION STRATEGY AS WELL AS OUR BUSINESS AND PROSPECTS.

The PRC State Administration of Foreign Exchange, or SAFE, issued a public notice in January 2005 concerning foreign exchange regulations on mergers and acquisitions in the PRC. The public notice states that if an offshore company controlled by PRC’s residents intends to acquire a PRC company, such acquisition will be subject to strict examination by the relevant foreign exchange authorities. The public notice also states that the approval of the relevant foreign exchange authorities is required for any sale or transfer by the PRC’s residents of a PRC company’s assets or equity interests to foreign entities, such as us, for equity interests or assets of the foreign entities.

In April 2005, SAFE issued another public notice further explaining the January notice. In accordance with the April notice, if an acquisition of a PRC company by an offshore company controlled by PRC residents has been confirmed by a Foreign Investment Enterprise Certificate prior to the promulgation of the January notice, the PRC residents must each submit a registration form to the local SAFE branch with respect to their respective ownership interests in the offshore company, and must also file an amendment to such registration if the offshore company experiences material events, such as changes in the share capital, share transfer, mergers and acquisitions, spin-off transactions or use of assets in China to guarantee offshore obligations.

On May 31, 2007, SAFE issued another official notice known as “Circular 106,” which requires the owners of any Chinese company to obtain SAFE’s approval before establishing any offshore holding company structure to facilitate foreign financing or subsequent acquisitions in China.

If we decide to acquire a company organized under the laws of the PRC, we cannot assure investors that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals, filings and registrations for the acquisition. This may restrict our ability to implement our acquisition strategy and adversely affect our business and prospects.

CAPITAL OUTFLOW POLICIES IN THE PRC MAY HAMPER OUR ABILITY TO REMIT INCOME TO THE UNITED STATES AND RESTRICTIONS ON CURRENCY EXCHANGE MAY LIMIT OUR ABILITY TO UTILIZE OUR REVENUES EFFECTIVELY.

The PRC’s government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive all of our revenue in RMB. Under our current corporate structure, our U.S. holding company may rely on dividend payments from our PRC subsidiary to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (“SAFE”) by complying with certain procedural requirements. Therefore, our PRC subsidiary is able to pay dividends in foreign currencies to us without prior approval from SAFE by complying with certain procedural requirements. However, approval from or registration with appropriate government authorities is required where RMB is to be converted into a foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. This could affect the ability of our PRC subsidiary to obtain foreign exchange through debt or equity financings, including by means of loans or capital contributions from us. In the future, the PRC government may also, at its discretion, restrict access to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our stockholders.

The majority of our revenue would be and operating expenses are denominated in RMB. The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of the PRC. Pursuant to the Foreign Currency Administration Rules, promulgated on January 29, 1996 and amended on January 14, 1997, and various regulations issued by SAFE and other relevant PRC government authorities, RMB is freely convertible only to the extent of current account items, such as trade-related receipts and payments, interest and dividends. Capital account items, such as direct equity investments, loans and repatriation of investments, require the prior approval from SAFE or its local branch for conversion of RMB into a foreign currency such as U.S. dollars, and remittance of the foreign currency outside the PRC. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiary to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy its foreign currency-denominated obligations. Currently, e our PRC subsidiary and its affiliates may purchase foreign exchange for settlement of “current account transactions,” including payment of dividends to us and payment of licensing fees and service fees to foreign licensors and service providers, without the approval of SAFE. However, approval from the SAFE or its local branch is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies.

BECAUSE OUR FUNDS ARE HELD IN BANKS THAT DO NOT PROVIDE INSURANCE, THE FAILURE OF ANY BANK IN WHICH WE DEPOSIT OUR FUNDS MAY AFFECT OUR ABILITY TO CONTINUE TO OPERATE.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit. As a result, in the event of a bank failure, we may not have access to funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash may impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue to operate.

IF WE ARE UNABLE TO OBTAIN BUSINESS INSURANCE IN THE PRC, WE MAY NOT BE PROTECTED FROM RISKS THAT ARE CUSTOMARILY COVERED BY INSURANCE IN THE UNITED STATES.

Business insurance is not readily available in the PRC. To the extent that we suffer a loss of a type that would normally be covered by insurance in the United States, such as general liability insurance, we would incur significant expenses in both defending any action and in paying any claims that result from a settlement or judgment. We have not obtained fire, casualty and theft insurance, and there is no insurance coverage for our furniture or buildings in China. Any losses incurred by us will have to be borne by us without any assistance, and we may not have sufficient capital to cover material damage to, or the loss of, our facilities due to fire, severe weather, flood or other causes, and such damage or loss may have a material adverse effect on our financial condition, business and prospects.

UNDER THE NEW ENTERPRISE INCOME TAX LAW, WE MAY BE CLASSIFIED AS A “RESIDENT ENTERPRISE” OF CHINA. SUCH CLASSIFICATION MAY RESULT IN UNFAVORABLE TAX CONSEQUENCES TO US AND OUR NON-PRC SHAREHOLDERS.

China passed a New Enterprise Income Tax Law, or the New EIT Law, which became effective on January 1, 2008. Under the New EIT Law, an enterprise established outside of China with de facto management bodies within China is considered a resident enterprise, meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. In addition, a circular issued by the State Administration of Taxation on April 22, 2009 clarified that dividends and other income paid by such resident enterprises will be considered to be the PRC’s source income and subject to the PRC’s withholding tax. This recent circular also subjects such resident enterprises to various reporting requirements with the PRC’s tax authorities.

Although substantially all of our management is currently located in the PRC, it remains unclear whether the PRC’s tax authorities would require or permit our overseas registered entities to be treated as PRC resident enterprises. We do not currently consider our company to be a PRC resident enterprise. However, if the PRC’s tax authorities determine that we are a resident enterprise for the PRC’s enterprise income tax purposes, a number of unfavorable PRC tax consequences may follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as the PRC’s enterprise income tax reporting obligations. This would also mean that income such as interest on offering proceeds and non-China source income would be subject to the PRC’s enterprise income tax at a rate of 25%. Second, although under the New EIT Law and its implementing rules, dividends paid to us from our PRC subsidiary would qualify as tax-exempt income, we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC authorities responsible for enforcing the withholding tax have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for the PRC’s enterprise income tax purposes. Finally, dividends paid to stockholders with respect to their shares of our common stock or any gains realized from transfer of such shares may generally be subject to the PRC’s withholding taxes on such dividends or gains at a rate of 10% if the shareholders are deemed to be non-resident enterprises or at a rate of 20% if the shareholders are deemed to be non-resident individuals.

PRICE INFLATION IN CHINA COULD AFFECT OUR RESULTS OF OPERATIONS IF WE ARE UNABLE TO PASS ALONG CONSTRUCTION PRICE INCREASES TO OUR CUSTOMERS.

Inflation in China has continued to rise over the last few years. Because our builders will purchase raw materials from suppliers in China, price inflation has caused an increase in the cost of construction.  Price inflation may affect the results of our operations if we are unable to pass along the price increases to our customers.  Similarly, the purchase and installation of equipment or furniture may increase as a result of these recent inflationary trends, which are expected to continue for the near future. Accordingly, inflation in China may weaken our competitiveness domestically and in international markets.

WE MAY RELY PRINCIPALLY ON DIVIDENDS AND OTHER DISTRIBUTIONS OF EQUITY PAID BY OUR PRC SUBSIDIARY TO FUND ANY CASH AND FINANCING REQUIREMENTS WE MAY HAVE, AND ANY LIMITATION ON THE ABILITY OF OUR PRC SUBSIDIARY TO PAY DIVIDENDS TO US COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR ABILITY TO CONDUCT OUR BUSINESS.

We are a holding company, and we may rely principally on dividends and other distributions of equity paid by our PRC subsidiary for our cash and financing requirements, which include the funds necessary to pay dividends and other cash distributions to our stockholders and to service any debt we may incur. In the future, if our PRC subsidiary incurs debt on its own behalf, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under PRC laws and regulations, our PRC subsidiary, as a foreign-invested enterprise in the PRC, may pay dividends only out of accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a foreign-invested enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund certain statutory reserve funds, until the aggregate amount of such fund reaches 50% of its registered capital. At its discretion, it may allocate a portion of its after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends.

Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

THE PRC GOVERNMENT MAY ISSUE FURTHER RESTRICTIVE MEASURES IN THE FUTURE.

We cannot assure you that the PRC’s government will not issue further restrictive measures in the future. The PRC government’s restrictive regulations and measures could increase our operating costs in adapting to these regulations and measures, limit our access to capital resources or even restrict our business operations, which could further adversely affect our business and prospects.

OUR PRC SUBSIDIARY HAS TAKEN THE POSITION THAT IT IS COMPLIANT WITH THE TAXATION, ENVIRONMENTAL, EMPLOYMENT AND SOCIAL SECURITY RULES OF CHINA, AND IF THAT POSITION TURNS OUT TO BE WRONG, THEY MAY FACE PENALTIES IMPOSED BY THE PRC GOVERNMENT.

While we believe our PRC subsidiary has been in compliance with PRC taxation, environmental, employment and social security rules during their operations in China, we have not obtained letters from the PRC government authorities confirming such compliance. If any PRC government authority takes the position that there is non-compliance with the taxation, environmental protection, employment and/or social security rules by our PRC subsidiary, they may be exposed to penalties from PRC government authorities, in which case the operation of our PRC subsidiary in question may be adversely affected.

IF RELATIONS BETWEEN THE UNITED STATES AND CHINA WORSEN, OUR STOCK PRICE MAY DECREASE AND WE MAY HAVE DIFFICULTY ACCESSING THE U.S. CAPITAL MARKETS.

At various times during recent years, the United States and China have had disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade conflicts between the United States and China could adversely affect the market price of our common stock and our ability to access U.S. capital markets.

INTERPRETATION OF PRC LAWS AND REGULATIONS INVOLVES UNCERTAINTY.

Our core business is conducted within China and is governed by PRC’s laws and regulations. The PRC’s legal system is based on written statutes, and prior court decisions can only be used as a reference. Since 1979, the PRC’s government has promulgated laws and regulations in relation to economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, with a view to developing a comprehensive system of commercial law, including laws relating to property ownership and development. However, due to the fact that these laws and regulations have not been fully developed, and because of the limited volume of published cases and the non-binding nature of prior court decisions, interpretation of PRC’s laws and regulations involves a degree of uncertainty. Some of these laws may be changed without immediate publication or may be amended with retroactive effect. Depending on the government agency or how an application or case is presented to such agency, we may receive less favorable interpretations of laws and regulations than our competitors, particularly if a competitor has long been established in the locality of, and has developed a relationship with such agency. In addition, any litigation in China may be protracted and result in substantial costs and a diversion of resources and management attention. All of these uncertainties may cause difficulties in the enforcement of our land use rights, entitlements under our permits and other statutory and contractual rights and interests.

Risks Related to Ownership of Our Common stock

THE MARKET PRICE OF OUR COMMON STOCK MAY BE VOLATILE OR MAY DECLINE REGARDLESS OF OUR OPERATING PERFORMANCE, AND YOU MAY NOT BE ABLE TO RESELL YOUR SHARES AT OR ABOVE THE OFFERING PRICE.

The market price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

WE DO NOT INTEND TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our common stock if the market price of our common stock increases.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK, AS THE FUTURE SALE OF A SUBSTANTIAL AMOUNT OF OUTSTANDING COMMON STOCK IN THE PUBLIC MARKETPLACE COULD REDUCE THE PRICE OF OUR COMMON STOCK.

The market price of our shares could decline as a result of sales of substantial amounts of our shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our common stock.

JASPER LAKE HOLDINGS LIMITED, OUR MAJORITY STOCKHOLDER, MAY HAVE SIGNIFICANT INFLUENCE OVER THE OUTCOME OF MATTERS SUBMITTED TO OUR STOCKHOLDERS FOR APPROVAL, WHICH MAY PREVENT US FROM ENGAGING IN CERTAIN TRANSACTIONS.

As of March 8, 2018 Jasper Lake Holdings Limited beneficially owns 52.94% of our outstanding common stock. Mr. Xiangyao Liu, our CEO and President, has sole voting and dispositive power of Jasper Lake Holdings Limited. As a result, this majority stockholder may exercise significant influence over all matters requiring stockholder approval, including the appointment of our directors and the approval of significant corporate transactions. This ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination that may be in the best interest of the Company.

IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD.

The SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of internal controls over financial reporting.

Our reporting obligations as a public company place a significant strain on our management and operational and financial resources and systems. Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting may result in the loss of investor confidence in the reliability of our financial statements, which in turn may harm our business and negatively impact the trading price of our stock. Furthermore, we anticipate that we will continue to incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

THERE IS A LIMITED MARKET FOR OUR COMMON STOCK, WHICH MAY MAKE IT DIFFICULT FOR HOLDERS OF OUR COMMON STOCK TO SELL THEIR STOCK.

On August 18, 2017, the Company our common stock started trading on the NASDAQ Global Select Market under the symbol “YRIV”. There is a limited trading market for our common stock . Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock. Further, many brokerage firms will not process transactions involving low price stocks, especially those that come within the definition of a “penny stock.” If we cease to be quoted, holders of our common stock may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our common stock, and the market value of our common stock would likely decline.

WE MAY BE SUBJECT TO THE PENNY STOCK RULES WHICH WILL MAKE SHARES OF OUR COMMON STOCK MORE DIFFICULT TO SELL.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

IF A MORE ACTIVE TRADING MARKET FOR OUR COMMON STOCK DEVELOPS, THE MARKET PRICE OF OUR COMMON STOCK IS LIKELY TO BE HIGHLY VOLATILE AND SUBJECT TO WIDE FLUCTUATIONS, AND HOLDERS OF OUR COMMON STOCK MAY BE UNABLE TO SELL THEIR SHARES AT OR ABOVE THE PRICE AT WHICH THEY WERE ACQUIRED.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

●	quarterly variations in our revenues and operating expenses;

●	developments in the financial markets and worldwide economies;

●	announcements of innovations or new products or services by us or our competitors;

●	announcements by the PRC government relating to regulations that govern our industry;

●	significant sales of our common stock or other securities in the open market;

●	variations in interest rates;

●	changes in the market valuations of other comparable companies; and

●	changes in accounting principles.

In addition, the market for Chinese companies that went public in the U.S. through reverse mergers, such as ours, is currently extremely volatile primarily due to recent allegations and, in some instances, findings of fraud among some of these companies.  If a stockholder were to file a class action suit against us following a period of volatility in the price of our securities, we would incur substantial legal fees and our management’s attention and resources would be diverted from operating our business to responding to such litigation, which may harm our business and reputation.

THE RIGHTS OF THE HOLDERS OF OUR COMMON STOCK MAY BE IMPAIRED BY THE POTENTIAL ISSUANCE OF PREFERRED STOCK.

Our Board of Directors has the right to create a new series of preferred stock. As a result, the Board of Directors may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights that may adversely affect the voting power and equity interest of the holders of our common stock. Although we have no present intention to issue any additional shares of preferred stock or to create any new series of preferred stock, we may issue such shares in the future.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Wuhan Economic Development Port Limited - Management’s Discussion and Analysis of Financial Conditions and Results of Operations.

The following discussion and analysis of the results of operations and financial condition should be read in conjunction with our pro forma financial statements and the notes to those financial statements that are included elsewhere in this Amendment No. 2 of Registration Statement on Form S-3. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors.

Overview

Wuhan Economic Development Port Limited (the “Company” or “Wuhan EDP”) is a company established under the laws of the People's Republic of China (“PRC”) on May 24, 2010. The Company has two wholly-owned subsidiaries, namely Hubei Taiding Container Port Limited (“Taiding”), and Wuhan Economic Development Port Logistics Limited (“EDP Logistics”).   The principal activities of the Company are investment holding and the provision of port-related services located in Wuhan, Hubei Province of the PRC.

Wuhan EDP, through Taiding, owns the land use rights to 7,060 meters of the Yangtze River shoreline located in the Hannan District Port, Wuhan City. Currently three berths along the 330 meters of the coastline have been completed and in operation. An additional six berths have been approved by the local government and waiting to be built and more than ten berths are pending approval by the local government.

Wuhan EDP also through Taiding, owns the land use rights to 1,371,960 square meters of industrial land near the Hannan District Port for the construction of logistics warehouses and supporting office buildings. Presently, there are a warehouse totaling 11,340 square meters and an office building totaling 4,575.7 square meters on this piece of land and both are operational. The total value of fixed assets plus intangible assets of Wuhan EDP as of October 31, 2017 was RMB 3 billion, or approximately USD$454M, based on an assessment report issued by a local appraisal company.

EDP Logistics has been dormant since its incorporation in 2017.

Factors Affecting our Operating Results

Growth of China’s Economy. We operate and derive all of our revenue from operations in the PRC. Economic conditions in the PRC, therefore, affect our operations, including the demand for our properties and services and the availability and prices of land maintenance among other expenses. The PRC has experienced significant economic growth with recorded Gross Domestic Product growth rates at 6.9% in 2015, 6.7% in 2016 and 6.9% in 2017. (Source: https://tradingeconomics.com/china/gdp-growth-annual) China is expected to experience continued growth in all areas of investment and consumption. However, if the Chinese economy were to become significantly affected by a negative stimulus, China’s growth rate would likely to fall and our revenue could correspondingly decline.

Government Regulations. Our business and results of operations are subject to PRC government policies and regulations:

•	Land Use Right — According to the Land Administration Law of the PRC and Interim Regulations of the People’s Republic of China Concerning the Assignment and Transfer of the Right to the Use of the State-owned Land in the Urban Areas, individuals and companies are permitted to acquire rights to use urban land or land use rights for specific purposes, including residential, industrial and commercial purposes. We acquired land use rights from the local government and/or other entities for development of residential and commercial real estate projects. We do not have ownership over these lands.

•	Interest Rate and Inflation Challenges - We are subject to market risks due to fluctuations in interest rates and refinancing of mid-term debt. Higher interest rates may also affect our revenues, gross profits and our ability to raise and service debt and to finance our developments. Inflation could result in increases in the price of raw materials and labor costs. We do not believe that inflation or deflation has affected our business materially.

Results of Operations

Quarter Ended March 31, 2018 vs March 31, 2017 and Year Ended December 31, 2017 vs Year Ended December 31, 2016 vs Year Ended December 31, 2015

	For the three months Ended March 31,				For the Year Ended December 31,				For the Years Ended December 31,
	2018	2017	Changes		2017	2016	Changes		2016	2015	Changes
			$	%			$	%			$	%

Revenue	$746,585	$545,711	200,874	36.8%	$2,217,747	$1,581,575	636,172	40.2%	$1,581,575	$1,036,243	545,332	52.6%
Costs of revenue	(679,296)	(543,371)	(135,925)	25.0%	(2,418,276)	(2,404,920)	(13,356)	0.6%	(2,404,920)	(2,072,536)	(332,384)	16.0%
Gross profit (loss)	67,289	2,340	64,949	2775.6%	(200,529)	(823,345)	622,816	-75.6%	(823,345)	(1,036,293)	212,948	-20.5%

Selling, general and administrative expenses	(2,198,174)	(2,146,428)	(51,746)	2.4%	(8,822,677)	(9,294,898)	472,221	-5.1%	(9,294,898)	(7,721,666)	(1,573,232)	20.4%
Loss from operations	(2,130,885)	(2,144,088)	13,203	-0.6%	(9,023,206)	(10,118,243)	1,095,037	-10.8%	(10,118,243)	(8,757,959)	(1,360,284)	15.5%

Other income (expenses)
Other income, net	9,346	9,195	151	1.6%	77,002	87,545	(10,543)	-12.0%	87,545	56,081	31,464	56.1%
Interest income	44	92	(48)	-52.2%	357	1,336	(979)	-73.3%	1,336	1,639	(303)	-18.5%
Interest expenses	(531,748)	(571,292)	39,544	-6.9%	(2,196,698)	(2,535,209)	338,511	-13.4%	(2,535,209)	(3,380,941)	845,732	-25.0%
Total other expenses	(522,358)	(562,005)	39,647	-7.1%	(2,119,339)	(2,446,328)	326,989	-13.4%	(2,446,328)	(3,323,221)	876,893	-26.4%

Loss before income taxes	(2,653,243)	(2,706,093)	52,850	-2.0%	(11,142,545)	(12,564,571)	1,422,026	-11.3%	(12,564,571)	(12,081,180)	(483,391)	4.0%
Income taxes benefits (expenses)	-	-	-	0.0%	-	3,405	(3,405)	0.0%	3,405	(46,577)	49,982	0.0%
Net loss	$(2,653,243)	$(2,706,093)	52,850	-2.0%	$(11,142,545)	$(12,561,166)	1,418,621	-11.3%	$(12,561,166)	$(12,127,757)	(433,409)	3.6%

Net loss attributable to:
- Wuhan Economic Development Port Limited's investors	(2,653,243)	(2,639,013)	(14,230)	0.5%	(10,869,492)	(12,274,935)	1,405,443	-11.4%	(12,274,935)	(12,127,703)	(147,232)	1.2%
- Non-controlling interests	-	(67,080)	67,080	-100.0%	(273,053)	(286,231)	13,178	-4.6%	(286,231)	(54)	(286,177)	529957.4%

Other comprehensive income
Foreign currency translation adjustments	13,626,415	2,000,913	11,625,502	581.0%	16,073,995	(17,005,321)	33,079,316	-194.5%	(17,005,321)	(12,362,509)	(4,642,812)	37.6%
Comprehensive income (loss)	$10,973,172	$(705,180)	11,678,352	-1656.1%	$13,420,752	$(29,566,487)	42,987,239	-145.4%	$(29,566,487)	$(24,490,266)	(5,076,221)	20.7%

Comparison of Quarters Ended March 31, 2018 and March 31, 2017 and for the Years Ended December 31, 2017, December 31, 2016 and December 31, 2015

Revenue

We generate revenue from the provision of port services. This comprises revenue from container handling, warehousing and logistics related services.

Total revenue increased by $200,874, or 36.8%, to $746,585 for the three months ended March 31, 2018, compared to $545,711 for the three months ended March 31, 2017.

Total revenue increased by $636,172, or 40.2%, to $2,217,747 for the year ended December 31, 2017, compared to $1,581,575 for the year ended December 31, 2016. Total revenue increased by $545,332, or 52.6%, to $1,581,575 for the year ended December 31, 2016, compared to $1,036,243 for the year ended December 31, 2015.

The increase in revenue for the aforementioned period was primarily attributable to the increase in customer demand for container transportation.

Costs of revenue

Our costs of revenue consist of direct labor, fuels and electricity, consumables and depreciation expenses.

Total costs of revenue increased by $135,925, or 25.0%, to $679,296 for the three months ended March 31, 2018, compared to $543,371 for the three months ended March 31, 2017.

Total costs of revenue increased by $13,356, or 0.6%, to $2,418,276 for the year ended December 31, 2017, compared to $2,404,920 for the year ended December 31, 2016. Total revenues increased by $332,384, or 16.0%, to $2,404,920 for the year ended December 31, 2016, compared to $2,072,536 for the year ended December 31, 2015.

The increase in costs of revenue for the abovementioned periods was in tandem to the increase in revenue.

Gross profit (loss).

Our gross profit (loss) was $67,289 and $2,340 respectively for the three months ended March 31, 2018 and 2017, and $(200,529), $(823,345) and $(1,036,293) respectively for the years ended December 31, 2017, 2016 and 2015.

Selling, general and administrative expenses.

Our selling, general and administrative expenses consist of salaries, office expenses, utilities, business travel, depreciation and amortization expenses.

Total selling, general and administrative expenses increased by $51,746, or 2.4%, to $2,198,174 for the three months ended March 31, 2018, compared to $2,146,428 for the three months ended March 31, 2017. As a percentage, management does not view the increase as particularly significant.

Total selling, general and administrative expenses decreased by $472,221, or 5.1%, to $8,822,677 for the year ended December 31, 2017, compared to $9,294,898 for the year ended December 31, 2016. Total selling, general and administrative expenses increased by $1,573,232, or 20.4%, to $9,294,898 for the year ended December 31, 2016, compared to $7,721,666 for the year ended December 31, 2015.

For the year ended December 31, 2017, the Company made a conscious effort to plan and budget its selling, general and administrative expenses and thus managed to decrease its expenses from the previous year. For the year ended December 31, 2016, the increase in selling, general and administrative expenses was in tandem with the increase in revenue.

Loss from operations.

As a result of the factors described above, operating loss was $2,130,885 for the three months ended March 31, 2018, compared to operating loss of $2,144,088 for the three months ended March 31, 2017, a decrease of operating loss of $13,203, or approximately 0.6%.

Operating loss was $9,023,206 for the year ended December 31, 2017, compared to operating loss of $10,118,243 for the year ended December 31, 2016, a decrease of operating loss of $1,095,037, or approximately 10.8%. Operating loss was $10,118,243 for the year ended December 31, 2016, compared to operating loss of $8,757,959 for the year ended December 31, 2015, an increase of operating loss of $1,360,284, or approximately 15.5%.

Other expenses.

We had other expenses totaling $522,358 for the three months ended March 31, 2018, compared to other expense totaling $562,005 for the three months ended March 31, 2017. We had other expenses totaling $2,119,339 for the year ended December 31, 2017, compared to other expense totaling $2,446,328 and $ 3,323,221 respectively for the years ended December 31, 2016 and 2015. The other expenses mainly comprise interest expenses for loans payable to banks.

Income tax.

We did not have any significant income tax expenses or benefit for the three months ended March 31, 2018 and 2017, and for the years ended December 31, 2017, 2016 and 2015.

Net loss.

As a result of the factors described above, our net loss from operations for the three months ended March 31, 2018 was $2,653,243, compared to net loss of $2,706,093 for the three months ended March 31, 2017, a decrease in loss of $52,850.

Our net loss from operations for the year ended December 31, 2017 was $11,142,545, compared to net loss of $12,561,166 for the year ended December 31, 2016, a decrease in loss of $1,418,621. For the year ended December 31, 2016, net loss increased by $433,409 compared to the net loss of $12,127,757 for the year ended December 31, 2015.

Net loss attributable to Wuhan Economic Development Port Limited’s equity holder

Our net loss attributable to Wuhan Economic Development Port Limited’s equity holder for the three months ended March 31, 2018 was $2,653,243, compared to net loss of $2,639,013 for the three months ended March 31, 2017, an increase in loss of $14,230.

Our net loss attributable to Wuhan Economic Development Port Limited’s equity holder for the year ended December 31, 2017 was $10,869,492, compared to net loss of $12,274,935 for the year ended December 31, 2016, a decrease in loss of $1,405,443. For the year ended December 31, 2016, net loss attributable to Wuhan Economic Development Port Limited’s equity holder increased by $147,232 compared to the net loss of $12,127,703 for the year ended December 31, 2015.

Foreign currency translation.

Our financial statements are expressed in U.S. dollars but the functional currency is RMB. Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period and equity is translated at historical exchange rates. Translation adjustments resulting from the process of translating the financial statements denominated in RMB into U.S. dollars are included in determining comprehensive income. Our foreign currency translation gain (loss) for the three months ended March 31, 2018 and 2017 was $13,626,415 and $2,000,913 respectively, and for the years ended December 31, 2017, 2016 and 2015 was $16,073,995 $(17,005,321) and $(12,362,509) respectively. The changes reflect the significant appreciation of RMB to U.S. dollars for the three months ended March 31, 2018 and the year ended December 31, 2017, and the significant depreciation of RMB to U.S. dollars for the years ended December 31, 2016 and 2015.

Liquidity and Capital Resources

The following summarizes the key components of Wuhan Economic Development Port Limited’s cash flows for three months ended March 31, 2018 and 2017, as well as the years ended December 31, 2018, 2017 and 2016:

Quarter Ended March 31, 2018 vs March 31, 2017 and Year Ended December 31, 2017 vs Year Ended December 31, 2016 vs Year Ended December 31, 2015

	For the three months Ended March 31,			For the Year Ended December 31,			For the Year Ended December 31,
	2018	2017	Change	2017	2016	Change	2016	2015	Change

Net Cash Used in Operating Activities	$(768,156)	$(1,465,525)	697,369	$(1,316,278)	$(4,492,242)	3,175,964	$(4,492,242)	$(6,102,042)	1,609,800

Net Cash Used in Investing Activities	$(17,525)	$(517,685)	500,160	$(5,094,988)	$(1,813,600)	(3,281,388)	$(1,813,600)	$(6,740,208)	4,926,608

Net Cash Provided by Financing Activities	$738,906	$2,066,242	(1,327,336)	$6,462,871	$6,312,759	150,112	$6,312,759	$12,515,738	(6,202,979)

We had a balance of cash and cash equivalents of $75,114 and $118,170 respectively as of March 31, 2018 and December 31, 2017. We have historically funded our working capital needs through advance payments from customers, bank borrowings, and capital from stockholders. Our working capital requirements are influenced by the state and level of our operations, and the timing of capital needed for further port infrastructure.

Operating Activities. During the three months ended March 31, 2018, net cash used in operating activities was $768,156, compared to net cash used in operating activities of $1,465,525 for the three months ended March 31, 2017, a decrease of $ 697,369. During the year ended December 31, 2017, net cash used in operating activities was $1,316,278, compared to net cash used in operating activities of $4,492,242 for the year ended December 31, 2016, a decrease of $3,175,964. During the year ended December 31, 2016, net cash used in operating activities was $4,492,242, compared to net cash used in operating activities of $6,102,042 for the year ended December 31, 2015, a decrease of $1,609,800. The decrease in net cash used in operating activities was primarily contributed by the decrease in net loss and the increase in accrual and other payables, which led to a decrease of net cash outflow.

Investing Activities. During the three months ended March 31, 2018, net cash used in investing activities was $17,525, compared to net cash used in investing activities of $517,685 for the three months ended March 31, 2017, a decrease of $500,160. During the year ended December 31, 2017, net cash used in investing activities was $5,094,988, compared to net cash used in investing activities of $1,813,600 for the year ended December 31, 2016, an increase of $3,281,388. During the year ended December 31, 2016, net cash used in investing activities was $1,813,600, compared to net cash used in investing activities of $6,740,208 for the year ended December 31, 2015, a decrease of $4,926,608. The changes in the net cash used in investing activities was due to the significant investment in the plant and equipment in 2017 and 2015.

Financing Activities. During the three months ended March 31, 2018, net cash provided by financing activities was $738,906, compared to net cash provided by financing activities of $2,066,242 for the three months ended March 31, 2017, a decrease of $1,327,336. During the year ended December 31, 2017, net cash provided by financing activities was $6,462,871, compared to net cash provided by financing activities of $6,312,759 for the year ended December 31, 2016, an increase of $150,112. During the year ended December 31, 2016, net cash provided by financing activities was $6,312,759, compared to net cash provided by financing activities of $12,515,738 for the year ended December 31, 2015, a decrease of $6,202,979. The changes in the net cash provided by financing activities was due to the significant funding needs for the purchases of plant and equipment in 2017 and 2015.

Off-Balance Sheet Arrangements and Contractual Obligations

The Company did not have significant off-balance sheet arrangements and contractual obligations.

Critical Accounting Policies

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements require the use of estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Our management periodically evaluates the estimates and judgments made. Management bases its estimates and judgments on historical experience and on various factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates as a result of different assumptions or conditions.

The methods, estimates, and judgment we use in applying our most critical accounting policies have a significant impact on the results we report in our financial statements. The SEC has defined “critical accounting policies” as those accounting policies that are most important to the portrayal of our financial condition and results, and require us to make our most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based upon this definition, our most critical estimates relate to the fair value of warrant liabilities, impairment of long-lived assets, commitments and contingencies, and revenue recognition. We also have other key accounting estimates and policies, but we believe that these other policies either do not generally require us to make estimates and judgments that are as difficult or as subjective, or it is less likely that they would have a material impact on our reported results of operations for a given period. For additional information see Note 2, “Summary of Significant Accounting Policies” in the notes to our consolidated financial statements appearing elsewhere in this report. Although we believe that our estimates and assumptions are reasonable, they are based upon information presently available, and actual results may differ significantly from these estimates.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Certificate of Incorporation and Bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Introduction

In the discussion that follows, we have summarized selected provisions of our Articles of Incorporation relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Nevada law and is qualified in its entirety by reference to our Articles of Incorporation and our Bylaws. You should read our articles of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

Our authorized share capital consists of 500,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share. As of March 8, 2018, 172,344,446 shares of our common stock and no shares of our preferred stock were outstanding.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

●	general business conditions;

●	industry practice;

●	our financial condition and performance;

●	our future prospects;

●	our cash needs and capital investment plans;

●	our obligations to holders of any preferred stock we may issue;

●	income tax consequences; and

●	the restrictions Nevada and other applicable laws and our credit arrangements then impose.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Preferred Stock

At the direction of our Board of Directors, without any action by the holders of our common stock, we may issue one or more series of preferred stock from time to time. Our Board of Directors can determine the number of shares of each series of preferred stock, the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series.

Undesignated preferred stock may enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our common stockholders. For example, any preferred stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

Warrants

There are no outstanding warrants.

The NASDAQ Global Select Market

 Our common stock is listed on the Nasdaq Global Select Market under the symbol “YRIV”.

Transfer Agent and Registrar

The transfer agent for our common stock is VStock Transfer, LLC located at 18 Lafayette Pl, Woodmere, NY 11598. The telephone number is: (212) 828-8436.

DESCRIPTION OF THE DEBT SECURITIES

The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes this prospectus. In this description of the debt securities, the words “we,” “us,” or “our” refer only to “Yangtze River Port and Logistics Limited” and not to any of our subsidiaries, unless we expressly state otherwise or the context otherwise requires.

The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth:

●	whether the debt securities are senior or subordinated;

●	the offering price;

●	the title;

●	any limit on the aggregate principal amount;

●	the person who shall be entitled to receive interest, if other than the record holder on the record date;

●	the date or dates the principal will be payable;

●	the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

●	the place where payments may be made;

●	any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

●	if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

●	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

●	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

●	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

●	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

●	if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and Discharge; Defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

●	any conversion or exchange provisions;

●	whether the debt securities will be issuable in the form of a global security;

●	any subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated Debt Securities;”

●	any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

●	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

●	any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

●	any provisions granting special rights to holders when a specified event occurs;

●	any special tax provisions that apply to the debt securities;

●	with respect to the debt securities that do not bear interest, the dates for certain required reports to the applicable trustee;

●	any and all additional, eliminated or changed terms that will apply to the debt securities; and

●	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The material U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We will appoint the trustee as the initial security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent.

However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

●	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

●	be deposited with the depositary or nominee or custodian; and

●	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

●	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary and we do not appoint another institution to act as depositary within 90 days;

●	an event of default is continuing with respect to the debt securities of the applicable series; or

●	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

●	entitled to have the debt securities registered in their names;

●	entitled to physical delivery of certificated debt securities; or

●	considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

●	10 business days prior to the date the money would be turned over to the applicable state; or

●	at the end of two years after such payment was due,

will be repaid to us thereafter, and the holder may then look only to us for such payment.

No Protection in the Event of a Change of Control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, Merger and Sale of Assets

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person (other than one of our subsidiaries), in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than one of our subsidiaries), unless:

●	the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

●	the successor entity assumes our obligations on the debt securities and under the indentures;

●	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

●	certain other conditions specified in the indenture

Events of Default

Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

●	we fail to pay principal of or any premium on any debt security of that series when due;

●	we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

●	we fail to deposit any sinking fund payment when due;

●	we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indenture; and

●	certain events involving our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in the last bullet point above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25 percent in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

Unless we indicate otherwise in a prospectus supplement, if an event of default described in the last bullet point above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

Notwithstanding the foregoing, each indenture may provide that we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled “Reports” below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (i) 0.25% of the principal amount of such series of debt securities for the first 90 days after the occurrence of such event of default and (ii) 0.50% of the principal amount of such series of debt securities from the 91st day to, and including, the 180th day after the occurrence of such event of default, which we call “additional interest.” If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and shall be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the debt securities will be subject to acceleration as provided above. In the event we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs. Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.

After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

●	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

●	the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

●	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed above.

We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and Waiver

Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

●	evidencing the succession of another person to us, or successive successions, and the assumption by any such successor of our covenants in the indentures in compliance with Article 8 of the indentures;

●	adding covenants or events of default;

●	making certain changes to facilitate the issuance of the securities;

●	adding to, changing or eliminating any of the provisions of the indentures or more series of securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such security with respect to such provision or (B) shall become effective only when there is no such security outstanding;

●	securing the debt securities;

●	providing for a successor trustee or additional trustees;

●	conforming the indenture to the description of the debt securities set forth in this prospectus or the accompanying prospectus supplement;

●	curing any ambiguity, defect or inconsistency; provided that such action shall not adversely affect the interest of the holders in any material respect;

●	permitting or facilitating the defeasance and discharge of the securities;

●	making such other provisions in regard to matters or questions arising under the indentures or under any supplemental indentures as our board of directors may deem necessary or desirable, and which does not in each case adversely affect the interests of the holders of the debt securities of a series; and

●	complying with requirements of the U.S. Securities and Exchange Commission in order to effect or maintain the qualifications of the indentures under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

●	change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

●	reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

●	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

●	change the place of payment or the currency in which any debt security is payable;

●	impair the right to enforce any payment after the stated maturity or redemption date;

●	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

●	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

●	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

●	We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

●	We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

With respect to debt securities of any series that are denominated in a currency other than United States dollars, “foreign government obligations” means:

●	direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in Euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

●	obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Reports

The indentures provide that any reports or documents that we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after the same are filed with the SEC, and that documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed with the SEC.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees or Stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the Trustee

The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

●	a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

●	any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, which we refer to as a non-payment default, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture.

We will resume payments on the subordinated debt securities:

●	in case of a payment default, when the default is cured or waived or ceases to exist, and

●	in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

No new payment blockage period may commence on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under the section entitled “Satisfaction and Discharge; Defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

Senior debt securities will constitute senior debt under the subordinated indenture.

Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

“Designated senior debt” means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

“Indebtedness” means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

●	our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

●	all of our obligations for money borrowed;

●	all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

●	our obligations:

○	as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

○	as lessee under leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

●	all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

●	all of our obligations with respect to letters of credit, bankers’ acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

●	all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

●	all obligations of the type referred to in the above clauses of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

●	renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

“Senior debt” means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees and other amounts payable in connection with, our indebtedness. However, senior debt shall not include:

●	any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide that it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or
●	debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, “voting stock” means stock or other similar interests which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock and preferred stock in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements to be entered into by us, a warrant agent to be named by us, and the holders from time to time of the warrants and the prospectus supplement relating to the warrants. Copies of the form agreement for each warrant and the warrant certificate, if any, reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the applicable warrant agreement for additional information before you purchase any of our warrants.

The prospectus supplement relating to any warrants we offer will describe the specific terms relating to the offering. These terms may include some or all of the following:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;
●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock and preferred stock will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the procedures and conditions relating to the exercise of the warrants;

●	information with respect to book-entry procedures, if any;

●	the triggering event and the terms upon which the exercise price and the number of underlying securities that the warrants are exercisable into may be adjusted;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Until the warrants are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

Outstanding Warrants

As of March 19, 2018, we have no outstanding warrants.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock or preferred stock described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering;

●	the withdrawal, termination and cancellation rights;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;

●	whether stockholders are entitled to oversubscription right;

●	any U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

VALIDITY OF THE SECURITIES

Unless otherwise stated in any prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for the Company by Sichenzia Ross Ference Kesner LLP. Any underwriters or placement agents will be represented by their own counsel.

EXPERTS

The consolidated financial statements and schedule of Yangtze River Port and Logistics Limited as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein in reliance upon the reports of Centurion ZD CPA Ltd. (fka DCAW (CPA) Ltd. as successor to Dominic K.F. Chan & Co.), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

               The following table sets forth the estimated costs and expenses (other than the actual registration fee), other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered.

Securities and Exchange Commission registration fee	$37,350
Nasdaq Global Market listing fee		(1)
Accounting fees and expenses		(1)
Legal fees and expenses		(1)
Printing and engraving		(1)
Fees and expenses of the transfer agent or trustee		(1)
Miscellaneous		(1)

Total		$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

Item 16.    Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.    Undertakings

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B,

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Xiangyao Liu, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York State, on July 17, 2018.

YANGTZE RIVER PORT AND LOGISTICS LIMITED

By:	/s/ Xiangyao Liu
Xiangyao Liu
President and Chief Executive Officer (Principal Executive Officer)

Date:	July 17, 2018

By:	/s/ Tsz-Kit Chan
Tsz-Kit Chan
Chief Financial Officer (Principal Financial and Accounting Officer)

Date:	July 17, 2018

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Xiangyao Liu	President, Chief Executive Officer and Director	July 17, 2018
Xiangyao Liu	(Principal Executive Officer)

Chief Financial Officer
/s/ Tsz-Kit Chan	(Principal Financial and Accounting Officer)	July 17, 2018
Tsz-Kit Chan

/s/ James Stuart Coleman	Director	July 17, 2018
James Stuart Coleman

/s/ Zhanhuai Cheng	Director	July 17, 2018
Zhanhuai Cheng

/s/ Yanliang Wu	Director	July 17, 2018
Yanliang Wu

/s/ Yu Zong	Director	July 17, 2018
Yu Zong

/s/ Harvey Leibowitz	Independent Director	July 17, 2018
Harvey Leibowitz

/s/ Zhixue Liu	Independent Director	July 17, 2018
Zhixue Liu

/s/Tongmin Wang	Independent Director	July 17, 2018
Tongmin Wang

/s/ Adam Goldberg	Independent Director	July 17, 2018
Adam Goldberg

/s/ Daniel W. Heffernan	Independent Director	July 17, 2018
Daniel W. Heffernan

/s/ Zhihong Su	Independent Director	July 17, 2018
Zhihong Su

EXHIBIT INDEX

Item 16. Exhibits.

Except as otherwise indicated below, the following exhibits are filed herewith or incorporated by reference herein:

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date	Filed Herewith
1.1	Form of Underwriting Agreement*
3.1	(a) Articles of Incorporation	S-1	333-166343	3.1	April 28, 2010
	(b) Certificate of Amendment to Articles of Incorporation	S-1	333-166343	3.2	April 28, 2010
	(c) Certificate of Amendment to Articles of Incorporation	8-K	333-166343	3.1	March 16, 2011
	(d) Certificate of Correction to Certificate of Amendment to Articles of Incorporation	8-K	333-166343	3.2	March 16, 2011
	(e) Certificate of Amendment to Articles of Incorporation	8-K	333-166343	3.1	January 20, 2016
3.2	Bylaws	S-1	333-166343	3.2	April 28, 2010
4.1	Form of specimen common stock certificate †
4.2	Form of Senior Debt Security.*
4.3	Form of Subordinated Debt Security.*
4.4	Form of Certificate of Designation.*
4.5	Form of Preferred Stock Certificate.*
4.6	Form of Warrant Agreement.*
4.7	Form of Warrant Certificate.*
4.8	Form of Rights Agreement.*
4.9	Form of Unit Agreement.*
4.10	Form of Senior Indenture †
4.11	Form of Subordinate Indenture †
5.1	Opinion of Sichenzia Ross Ference Kesner LLP †
23.1	Consent of Centurion ZD CPA Ltd. (fka DCAW (CPA) Ltd. as successor to Dominic K.F. Chan & Co.)					X
23.2	Consent of Sichenzia Ross Ference Kesner LLP I(included in Exhibit 5.1) †
24.1	Powers of Attorney (included in signature page)					X
25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.**
25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.**
99.1	Audited Financial Statements of Wuhan Economic Development Port Limited for the fiscal years ended December 31, 2017, 2016 and 2015					X
99.2	Unaudited Financial Statements of Wuhan Economic Development Port Limited for the fiscal quarters ended March 31, 2018 and 2017					X
99.3	Unaudited Pro Forma Financial Statements of Yangtze River Port and Logistics Limited for the fiscal quarters ended March 31, 2018 and 2017 and for the fiscal years ended December 31, 2017, 2016 and 2015					X

*	To be filed by amendment, as an exhibit to a Current Report on Form 8-K or by other applicable filing with the SEC to be incorporated by reference herein.

**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

†	Previously filed.